EXHIBIT 10.1
EXECUTION COPY

TEXAS-NEW MEXICO POWER COMPANY

$80,000,000

4.03% First Mortgage Bonds, due 2024, Series 2014A

______________

BOND PURCHASE AGREEMENT

______________

Dated December 9, 2013

4120291

TABLE OF CONTENTS
SECTION    HEADING    PAGE

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Section 16.3.	Construction, etc	20
Section 16.4.	Counterparts	20
Section 16.5.	Governing Law	20
Section 16.6.	Jurisdiction and Process; Waiver of Jury Trial	20
Section 16.7.	Notices	21

Signature		22

Section 8.2.	Optional Prepayments with Make‑Whole Amount	9
Section 8.3.	Allocation of Partial Prepayments	10
Section 8.4.	Maturity; Surrender, Etc.	10
Section 8.5.	Purchase of Bonds	10
Section 8.6.	Make‑Whole Amount	11
Section 8.6	Change in Control	12
Section 8.5.	Terrorism Sanctions Regulations	14
Section 8.7.	Sale or Lease of Assets	14
Section 8.8.	Debt Capitalization	14

Section 11.	Payments on Bonds	18

Section 11.1.	Place of Payment	18
Section 11.2.	Home Office Payment	18

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SCHEDULE A    —    DEFINED TERMS

SCHEDULE 4.4(a) —     FORM OF OPINIONS OF VARIOUS COUNSEL TO THE COMPANY

SCHEDULE 4.4(b) —    FORM OF OPINION OF SPECIAL COUNSEL FOR THE PURCHASERS

SCHEDULE 5.3    —    DISCLOSURE MATERIALS

SCHEDULE 5.4    —    ORGANIZATION AND OWNERSHIP OF SHARES OF SUBSIDIARIES; AFFILIATES

SCHEDULE 5.5    —    FINANCIAL STATEMENTS

SCHEDULE 5.15    —    EXISTING INDEBTEDNESS

SCHEDULE B    —    INFORMATION RELATING TO PURCHASERS

SCHEDULE C    —    FORM OF SIXTH SUPPLEMENTAL INDENTURE

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4.03% FIRST MORTGAGE BONDS, DUE 2024, SERIES 2014A

December 9, 2013

TO EACH OF THE PURCHASERS LISTED IN
SCHEDULE B HERETO:
Ladies and Gentlemen:
Texas-New Mexico Power Company, a Texas corporation (together with any successor thereto that becomes a party hereto, the “Company”), agrees with each of the Purchasers as follows:

SECTION 1.	AUTHORIZATION OF BONDS .
The Company will authorize the issue and sale of $80,000,000 aggregate principal amount of its 4.03% First Mortgage Bonds, due 2024, Series 2014A (as amended, restated or otherwise modified from time to time and including any such bonds issued in substitution therefor pursuant to the Indenture, the “Bonds”). The Bonds will be issued under and secured by that certain First Mortgage Indenture dated as of March 23, 2009 (the “Original Indenture”), from the Company, as grantor, to Union Bank, N.A., as trustee (the “Trustee”), as previously amended and supplemented by a First Supplemental Indenture dated as of March 23, 2009, a Second Supplemental Indenture, dated as of March 25, 2009, a Third Supplemental Indenture, dated as of April 30, 2009, as amended by a First Amendment, dated as of December 16, 2010, a Fourth Supplemental Indenture dated as of September 30, 2011 and a Fifth Supplemental Indenture, dated as of April 3, 2013, each such supplemental indenture being between the Company and the Trustee, and to be further supplemented by the Sixth Supplemental Indenture (such Sixth Supplemental Indenture being referred to herein as the “Supplement”) which will be substantially in the form set out in Schedule C, with such changes therein, if any, as shall be approved by the Purchasers and the Company. The Original Indenture, as supplemented and amended by the aforementioned five supplemental indentures and the Supplement, and as further supplemented or amended according to its terms, is hereinafter referred to as the “Indenture”. Certain capitalized and other terms used in this Agreement are defined in Schedule A. Terms used herein by not defined herein shall have the meanings set forth in the Indenture unless otherwise specified. References to a “Schedule” are references to a Schedule attached to this Agreement unless otherwise specified. References to a “Section” are references to a Section of this Agreement unless otherwise specified.

SECTION 2.	SALE AND PURCHASE OF BONDS .
Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Purchaser and each Purchaser will purchase from the Company, at the Closing provided for in Section 3, Bonds in the principal amount specified opposite such Purchaser’s name in

Schedule B at the purchase price of 100% of the principal amount thereof. The Purchasers’ obligations hereunder are several and not joint obligations and no Purchaser shall have any liability to any Person for the performance or non‑performance of any obligation by any other Purchaser hereunder.

SECTION 3.	CLOSING.
The sale and purchase of the Bonds to be purchased by each Purchaser shall occur at the offices of Chapman and Cutler LLP, 111 West Monroe Street, Chicago, Illinois 60603, at 10:00 a.m., Chicago time, at a closing (the “Closing”) on June 27, 2014 or on such other Business Day thereafter on or prior to June 30, 2014 as may be agreed upon by the Company and the Purchasers. At the Closing the Company will deliver to each Purchaser the Bonds to be purchased by such Purchaser in the form of a single Bond (or such greater number of Bonds in denominations of at least $100,000 as such Purchaser may request) dated the date of the Closing and registered in such Purchaser’s name (or in the name of its nominee), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to account number 412‑110‑4301 at Wells Fargo Bank, Albuquerque, New Mexico, ABA # 121000248, Account Name: TNMP Concentration, Payment purpose:  proceeds from Series 2014A Bond offering. If at the Closing the Company shall fail to tender such Bonds to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to such Purchaser’s satisfaction, such Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of any of the conditions specified in Section 4 not having been fulfilled to such Purchaser’s satisfaction or such failure by the Company to tender such Bonds.

SECTION 4.	CONDITIONS TO CLOSING.
Each Purchaser’s obligation to purchase and pay for the Bonds to be sold to such Purchaser at the Closing is subject to the fulfillment to such Purchaser’s satisfaction, prior to or at the Closing, of the following conditions:
Section 4.1.    Representations and Warranties    . The representations and warranties of the Company in this Agreement shall be correct when made and at the Closing.
Section 4.2.    Performance; No Event of Default or Bond Repurchase Event. The Company shall have performed and complied with all agreements and conditions contained in this Agreement and in the other Financing Agreements required to be performed or complied with by it prior to or at the Closing and from the date of this Agreement to the Closing. From the date of this Agreement until the Closing, before and after giving effect to the issue and sale of the Bonds (and the application of the proceeds thereof as contemplated by Section 5.14), no Bond Repurchase Event under the Supplement or Event of Default under the Indenture or violation of Section 8 hereof, in each case assuming the Bonds had been issued as of the date hereof, shall have occurred and be continuing.

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Section 4.3.    Compliance Certificates.
(a)    Officer’s Certificate. The Company shall have delivered to such Purchaser an Officer’s Certificate, dated the date of the Closing, certifying that (i) the conditions specified in Sections 4.1, 4.2 and 4.9 have been fulfilled and (ii) the Indenture attached thereto (together with all amendments and supplements thereto, but exclusive of property exhibits, recording information and the like) is a true copy and in full force and effect.
(b)    Secretary’s Certificate. The Company shall have delivered to such Purchaser a certificate of its Secretary or Assistant Secretary, dated the date of the Closing, certifying as to (i) the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Bonds and this Agreement and the other Financing Agreements and (ii) the Company’s organizational documents as then in effect.
Section 4.4.    Opinions of Counsel. Such Purchaser shall have received opinions in form and substance satisfactory to such Purchaser, dated the date of the Closing (a) from McGuireWoods LLP, Jackson Walker L.L.P. and in-house legal counsel to the Company, counsel for the Company, covering the matters set forth in Schedule 4.4(a) and covering such other matters incident to the transactions contemplated hereby as such Purchaser or its counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to the Purchasers) and (b) from Chapman and Cutler LLP, the Purchasers’ special counsel in connection with such transactions, substantially in the form set forth in Schedule 4.4(b) and covering such other matters incident to such transactions as such Purchaser may reasonably request.
Section 4.5.    Purchase Permitted By Applicable Law, Etc. On the date of the Closing such Purchaser’s purchase of Bonds shall (a) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date of the Closing. If requested by such Purchaser, such Purchaser shall have received an Officer’s Certificate certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.
Section 4.6.    Sale of Other Bonds. Contemporaneously with the Closing the Company shall sell to each other Purchaser and each other Purchaser shall purchase the Bonds to be purchased by it at the Closing as specified in Schedule B.
Section 4.7.    Payment of Special Counsel Fees. Without limiting Section 10.1, the Company shall have paid on or before the Closing the fees, charges and disbursements of the Purchasers’ special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least one (1) Business Day prior to the Closing.

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Section 4.8.    Private Placement Number. A Private Placement Number issued by Standard & Poor’s CUSIP Service Bureau (in cooperation with the SVO) shall have been obtained for the Bonds.
Section 4.9.    Changes in Corporate Structure    . The Company shall not have changed its jurisdiction of incorporation or organization, as applicable, or been a party to any merger or consolidation or succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.
Section 4.10.    Funding Instructions. At least three (3) Business Days prior to the date of the Closing, each Purchaser shall have received written instructions signed by a Responsible Officer on letterhead of the Company confirming the information specified in Section 3 including (i) the name and address of the transferee bank, (ii) such transferee bank’s ABA number and (iii) the account name and number into which the purchase price for the Bonds is to be deposited.
Section 4.11.    Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and the other Financing Agreements and all documents and instruments incident to such transactions shall be satisfactory to such Purchaser and its special counsel, and such Purchaser and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or such special counsel may reasonably request.
Section 4.12.    Issuance of Bonds under Indenture; Execution and Delivery and Filing and Recording of the Supplement. The Company shall have taken all actions necessary under the Indenture to effect the issue of the Bonds thereunder. The Supplement shall have been duly executed and delivered by the Company. The Indenture, as it exists as of the date hereof, has been duly recorded as a mortgage and deed of trust of real estate, and any required filings with respect to personal property and fixtures subject to the Lien of the Indenture, as it exists as of the date hereof, have been duly made in each place in which such recording or filing is required to protect, preserve and perfect the Lien of the Indenture, as it exists as of the date hereof. Prior to or contemporaneous with Closing, the Supplement will be duly recorded with the applicable Governmental Authority.
Section 4.13.    Regulatory Approvals. The issue and sale of the Bonds shall have been duly authorized by each regulatory authority whose consent or approval shall be required for the issue and sale of the Bonds to the Purchasers and any orders issued pursuant thereto shall be in full force and effect as of the Closing and all appeal periods, if any, shall have expired; provided, however, that with respect to the registration requirements of section 5 of the Securities Act or to the registration requirements of any Securities or blue sky laws of any applicable jurisdiction, satisfaction of the foregoing condition assumes the accuracy of the representations and warranties of the Purchasers contained in Section 6.1 of this Agreement.

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SECTION 5.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.
The Company represents and warrants to each Purchaser that:
Section 5.1.    Organization; Power and Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement, the Bonds and the Supplement (and had the corporate power and authority to execute and deliver the Indenture at the time of execution and delivery thereof) and to perform the provisions of this Agreement and the other Financing Agreements.
Section 5.2.    Authorization, Etc. Each Financing Agreement has been duly authorized by all necessary corporate action on the part of the Company, and each Financing Agreement (other than the Supplement and the Bonds) constitutes, and when the Supplement is executed and delivered by the Company and the Trustee and when the Bonds are executed, issued and delivered by the Company, authenticated by the Trustee and paid for by the Purchasers, the Supplement and each Bond will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its respective terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
Section 5.3.    Disclosure. The Company, through its agents, J.P. Morgan Securities LLC, RBC Capital Markets LLC and U.S. Bancorp Investments, Inc, has delivered to each Purchaser a copy of an October 2013 Private Placement Memorandum (the “Memorandum”), relating to the transactions contemplated hereby. This Agreement, the Memorandum, the financial statements listed in Schedule 5.5 and the documents, certificates or other writings (including the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q and interim reports on Form 8-K filed with the Securities and Exchange Commission) delivered or made available to the Purchasers by or on behalf of the Company prior to November 14, 2013 in connection with the transactions contemplated hereby and identified in Schedule 5.3 (this Agreement, the Memorandum and such documents, certificates or other writings and such financial statements delivered to each Purchaser being referred to, collectively, as the “Disclosure Documents”), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in the Disclosure Documents, since December 31, 2012, there has been no change in the financial condition, operations, business or properties of the Company or any Subsidiary except changes that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

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Section 5.4.    Organization and Ownership of Shares of Subsidiaries; Affiliates. (a) Schedule 5.4 contains (except as noted therein) complete and correct lists of (i) the Company’s Subsidiaries, showing, as to each Subsidiary, the name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary, (ii) the Company’s Affiliates, other than Subsidiaries, and (iii) the Company’s directors and senior officers.
(b)    All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and non‑assessable and are owned by the Company or another Subsidiary free and clear of any Lien that is prohibited by this Agreement.
(c)    Each Subsidiary is a corporation or other legal entity duly organized, validly existing and, where applicable, in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and, where applicable, is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.
Section 5.5.    Financial Statements; Material Liabilities. The Company has delivered to each Purchaser copies of the financial statements of the Company and its Subsidiaries listed on Schedule 5.5. All of such financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year‑end adjustments). The Company and its Subsidiaries do not have any Material liabilities that are not disclosed in the Disclosure Documents.
Section 5.6.    Compliance with Laws, Other Instruments, Etc. The execution, delivery and performance by the Company of this Agreement and the other Financing Agreements (including the prior execution and delivery of the Indenture) will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien, other than the Lien created under the Indenture, in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by‑laws, shareholders agreement or any other agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.

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Section 5.7.    Governmental Authorizations, Etc. No consent, approval or authorization of, or registration, notice, filing or declaration with, any Governmental Authority is required in connection with, or to ensure, the execution, delivery, legality, validity or performance or enforceability by the Company of this Agreement, the Bonds and the Supplement except for (i) such consents, approvals, authorizations, orders, notices, filings and registrations or qualifications as have been previously obtained, which such actions remain in full force and effect and for which appeal periods have expired and (ii) such consents, approvals, authorizations, orders and registrations or qualifications as may be required to enforce the Lien of the Indenture and the Supplement and the priority and perfection thereof or exercise remedies under the Indenture and the Supplement that have been obtained and remain in full force and effect or will be obtained prior to or contemporaneous with Closing; provided, however, that with respect to the registration requirements of section 5 of the Securities Act or to the registration requirements of any Securities or blue sky laws of any applicable jurisdiction, the foregoing representation and warranty asumes the accuracy of the representations and warranties of the Purchasers contained in Section 6.1 of this Agreement.
Section 5.8.    Litigation; Observance of Statutes and Orders. (a) There are no actions, suits, investigations or proceedings pending or, to the best knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(b)    Neither the Company nor any Subsidiary is (i) in violation of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or (ii) in violation of any applicable law, ordinance, rule or regulation of any Governmental Authority (including, without limitation, Environmental Laws, the USA PATRIOT Act or any of the other laws and regulations that are referred to in Section 5.16), which default or violation would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
Section 5.9.    Taxes. The Company and its Subsidiaries have filed, or caused to be filed, all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments payable by them, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which, individually or in the aggregate, is not Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The U.S. federal income tax liabilities of the Company and its Subsidiaries have been finally determined (whether by reason of completed audits or the statute of limitations having run) for all fiscal years up to and including the fiscal year ended December 31, 2002.
Section 5.10.    Title to Property; Leases    . The Company and its Subsidiaries have good and sufficient title to their respective Material properties, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been

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acquired by the Company or any Subsidiary after such date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement or the Indenture, except for Permitted Liens and except for those defects in title and Liens that, individually or in the aggregate, would not have a Material Adverse Effect. All Material leases are valid and subsisting and are in full force and effect in all material respects.
Section 5.11.    Licenses, Permits, Etc. The Company and its Subsidiaries own or possess all licenses, permits, franchises, certificates of conveyance and necessity, authorizations, patents, copyrights, proprietary software, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others, except for those conflicts that, individually or in the aggregate, would not have a Material Adverse Effect.
Section 5.12.    Compliance with ERISA. Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect:
(a)     During the five-year period prior to the date hereof: (i) no ERISA Event has occurred, and, to the best knowledge of the Company, no event or condition has occurred or exists as a result of which any ERISA Event would be reasonably expected to occur, with respect to any Plan; (ii) no Plan has failed to meet the minimum funding standards of Section 412 of the Code whether or not waived, nor has a failure to make by its due date a required installment to a Plan under Section 430(j) of the Code occurred; (iii) each Plan has been maintained, operated, and funded in compliance with its own terms and in material compliance with the provisions of ERISA, the Code, and any other applicable federal or state laws; and (iv) no Lien in favor or the PBGC or a Plan has arisen or is reasonably likely to arise on account of any Plan.
(b)    The funding target under each Single Employer Plan, whether or not vested, did not, as of December 31, 2012, exceed the market value of assets with discounted receivable contributions as described in each Single Employer Plan’s most recent Actuarial Valuation Report.
(c)    Neither the Company nor any ERISA Affiliate has incurred, or, to the best knowledge of the Company, is reasonably expected to incur, any withdrawal liability (or any contingent withdrawal liabilities) under ERISA to any Multiemployer Plan or Multiple Employer Plan. Neither the Company nor any ERISA Affiliate has received any notification that any Multiemployer Plan is in reorganization (within the meaning of Section 4241 of ERISA), is insolvent (within the meaning of Section 4245 of ERISA), or has been terminated (within the meaning of Title IV of ERISA), and no Multiemployer Plan is, to the best knowledge of the Company, reasonably expected to be in reorganization, insolvent, or terminated.
(d)    No prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility has occurred with respect to a Plan which has subjected or would be reasonably likely to subject the Company or any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(l) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which the Company or any ERISA Affiliate has agreed or is required to indemnify any person against any such liability.

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(e)    The present value (determined using actuarial and other assumptions which are reasonable with respect to the benefits provided and the employees participating) of the liability of the Company and each ERISA Affiliate for post-retirement welfare benefits to be provided to their current and former employees under Plans which are welfare benefit plans (as defined in Section 3(1) of ERISA), net of all assets under all such Plans allocable to such benefits, are reflected on the financial statements referenced in Section 5.5 in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 715-60.
(f)    Each Plan which is a welfare plan (as defined in Section 3(1) of ERISA) to which Sections 601-609 of ERISA and Section 4980B of the Code apply has been administered in compliance in all material respects with such sections.
(g)    The execution and delivery of this Agreement and the issuance and sale of the Bonds hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)‑(D) of the Code. The representation by the Company to each Purchaser in the first sentence of this Section 5.12(g) is made in reliance upon and subject to the accuracy of such Purchaser’s representation in Section 6.2 as to the sources of the funds to be used to pay the purchase price of the Bonds to be purchased by such Purchaser.
Section 5.13.    Private Offering by the Company. Neither the Company nor anyone acting on its behalf has offered the Bonds or any similar Securities for sale to, or solicited any offer to buy the Bonds or any similar Securities from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers and not more than twenty‑one (21) other Institutional Investors, each of which has been offered the Bonds at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Bonds to the registration requirements of section 5 of the Securities Act or to the registration requirements of any Securities or blue sky laws of any applicable jurisdiction.
Section 5.14.    Use of Proceeds; Margin Regulations. The Company will apply the proceeds of the sale of the Bonds hereunder as set forth in the section of the Memorandum titled “Executive Summary — The offering and use of proceeds.” No part of the proceeds from the sale of the Bonds hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any Securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 2% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 2% of the value of such assets. As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.
Section 5.15.    Existing Indebtedness. (a) Except as described therein, Schedule 5.15 sets forth a complete and correct list of each individual item of outstanding Indebtedness of the

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Company and its Subsidiaries that exceeds $5,000,000 (or in the case of Contingent Obligations, such Contingent Obligations guaranteeing or otherwise in respect of obligations that exceed $5,000,000 described in the definition of “Indebtedness”) as of September 30, 2013 (including descriptions of the obligors and obligees, principal amounts outstanding, any collateral therefor and any Guaranties thereof), since which date there has been no Material change, (other than with respect to the outstanding Indebtedness related to (i) the Credit Agreement, (ii) intercompany loans and (iii) the termination amount of hedges, which changes, in the case of the foregoing clauses (i), (ii) and (iii), are permitted under the Credit Agreement as of the date of this Agreement, could not reasonably be expected to have a Material Adverse Effect, and would be permitted under the Financing Agreements if the Bonds had been issued as of the date hereof) in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Company or its Subsidiaries. Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company or such Subsidiary and no event or condition exists with respect to any Indebtedness of the Company or any Subsidiary the outstanding principal amount of which exceeds $5,000,000 that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.
(b)    Neither the Company nor any Subsidiary is a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of the Company or such Subsidiary, any agreement relating thereto or any other agreement (including, but not limited to, its charter or any other organizational document) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of the Company, except as disclosed in Schedule 5.15.
Section 5.16.    Foreign Assets Control Regulations, Etc    . (a) Neither the Company nor any Controlled Entity is (i) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by the Office of Foreign Assets Control, United States Department of the Treasury (“OFAC”) (an “OFAC Listed Person”) (ii) an agent, department, or instrumentality of, or is otherwise beneficially owned by, controlled by or acting on behalf of, directly or indirectly, (x) any OFAC Listed Person or (y) any Person, entity, organization, foreign country or regime that is subject to any OFAC Sanctions Program, or (iii) otherwise blocked, subject to sanctions under or engaged in any activity in violation of other United States economic sanctions, including but not limited to, the Trading with the Enemy Act, the International Emergency Economic Powers Act, the Comprehensive Iran Sanctions, Accountability and Divestment Act (“CISADA”) or any similar law or regulation with respect to Iran or any other country, the Sudan Accountability and Divestment Act, any OFAC Sanctions Program, or any economic sanctions regulations administered and enforced by the United States or any enabling legislation or executive order relating to any of the foregoing (collectively, “U.S. Economic Sanctions”) (each OFAC Listed Person and each other Person, entity, organization and government of a country described in clause (i), clause (ii) or clause (iii), a “Blocked Person”). Neither the Company nor any Controlled Entity has been notified that its name appears or may in the future appear on a state list of Persons that engage in investment or other commercial activities in Iran or any other country that is subject to U.S. Economic Sanctions.

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(b)    No part of the proceeds from the sale of the Bonds hereunder constitutes or will constitute funds obtained on behalf of any Blocked Person or will otherwise be used by the Company or any Controlled Entity, directly or indirectly, (i) in connection with any investment in, or any transactions or dealings with, any Blocked Person, or (ii) otherwise in violation of U.S. Economic Sanctions.
(c)    Neither the Company nor any Controlled Entity (i) has been found in violation of, charged with, or convicted of, money laundering, drug trafficking, terrorist‑related activities or other money laundering predicate crimes under the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act), the USA PATRIOT Act or any other United States law or regulation governing such activities (collectively, “Anti‑Money Laundering Laws”) or any U.S. Economic Sanctions violations, (ii) to the Company’s actual knowledge after making due inquiry, is under investigation by any Governmental Authority for possible violation of Anti‑Money Laundering Laws or any U.S. Economic Sanctions violations, (iii) has been assessed civil penalties under any Anti‑Money Laundering Laws or any U.S. Economic Sanctions, or (iv) has had any of its funds seized or forfeited in an action under any Anti‑Money Laundering Laws. The Company has established procedures and controls which it reasonably believes are adequate (and otherwise comply with applicable law) to ensure that the Company and each Controlled Entity is and will continue to be in compliance with all applicable current and future Anti‑Money Laundering Laws and U.S. Economic Sanctions.
(d)    (1) Neither the Company nor any Controlled Entity (i) has been charged with, or convicted of bribery or any other anti‑corruption related activity under any applicable law or regulation in a U.S. or any non‑U.S. country or jurisdiction, including but not limited to, the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act 2010 (collectively, “Anti‑Corruption Laws”), (ii) to the Company’s actual knowledge after making due inquiry, is under investigation by any U.S. or non‑U.S. Governmental Authority for possible violation of Anti‑Corruption Laws, (iii) has been assessed civil or criminal penalties under any Anti‑Corruption Laws or (iv) has been or is the target of sanctions imposed by the United Nations or the European Union;
(2)    To the Company’s actual knowledge after making due inquiry, neither the Company nor any Controlled Entity has, within the last five years, directly or indirectly offered, promised, given, paid or authorized the offer, promise, giving or payment of anything of value to a Governmental Official or a commercial counterparty for the purposes of: (i) influencing any act, decision or failure to act by such Government Official in his or her official capacity or such commercial counterparty, (ii) inducing a Governmental Official to do or omit to do any act in violation of the Governmental Official’s lawful duty, or (iii) inducing a Governmental Official or a commercial counterparty to use his or her influence with a government or instrumentality to affect any act or decision of such government or entity; in each case in order to obtain, retain or direct business or to otherwise secure an improper advantage in violation of any applicable law or regulation or which would cause any holder to be in violation of any law or regulation applicable to such holder; and
(3)    No part of the proceeds from the sale of the Bonds hereunder will be used, directly or indirectly, for any improper payments, including bribes, to any Governmental Official or

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commercial counterparty in order to obtain, retain or direct business or obtain any improper advantage. The Company has established procedures and controls which it reasonably believes are adequate (and otherwise comply with applicable law) to ensure that the Company and each Controlled Entity is and will continue to be in compliance with all applicable current and future Anti‑Corruption Laws.
Section 5.17.    Status under Certain Statutes. Neither the Company nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 2005, as amended, the ICC Termination Act of 1995, as amended, or the Federal Power Act, as amended.
Section 5.18.    Lien of Indenture. The Indenture (and for avoidance of doubt including the Supplement when executed and delivered by the parties thereto and filed with the appropriate Governmental Authority) constitutes a direct and valid Lien upon the Mortgaged Property, subject only to the exceptions referred to in the Indenture and Permitted Liens, and will create a similar Lien upon all properties and assets acquired by the Company after the date hereof which are required to be subjected to the Lien of the Indenture, when acquired by the Company, subject only to the exceptions referred to in the Indenture and Permitted Liens, and subject, further, as to real property interests, any requirement to the recordation of a supplement to the Indenture describing such after-acquired property or any requirement to file a notice relating to such after-acquired property; the descriptions of all such properties and assets contained in the granting clauses of the Indenture are correct and adequate for the purposes of the Indenture; the Indenture has been duly recorded as a mortgage and deed of trust of real estate, and any required filings with respect to personal property and fixtures subject to the Lien of the Indenture have been duly made in each place in which such recording or filing is required to protect, preserve and perfect the Lien of the Indenture; and all taxes and recording and filing fees required to be paid with respect to the execution, recording or filing of the Indenture, the filing of financing statements related thereto and similar documents and the issuance of the Bonds have been paid.

SECTION 6.	REPRESENTATIONS OF THE PURCHASERS.
Section 6.1.    Purchase for Investment    . Each Purchaser severally represents that (a) it is purchasing the Bonds for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of such Purchaser’s or their property shall at all times be within such Purchaser’s or their control and (b) it is an “accredited investor” (as defined in Rule 501(a)(1), (2), (3), or (7) under the Securities Act).  Each Purchaser understands that the Bonds have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Bonds.

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Section 6.2.    Source of Funds. Each Purchaser severally represents that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Bonds to be purchased by such Purchaser hereunder:
(a)    the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95‑60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the NAIC (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95‑60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or
(b)    the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or
(c)    the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90‑1 or (ii) a bank collective investment fund, within the meaning of the PTE 91‑38 and, except as disclosed by such Purchaser to the Company in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or
(d)    the Source constitutes assets of an “investment fund” (within the meaning of Part VI of PTE 84‑14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part VI of the QPAM Exemption), no employee benefit plan’s assets that are managed by the QPAM in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, represent more than 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM maintains an ownership interest in the Company that would cause the QPAM and the Company to be “related” within the meaning of Part VI(h) of the QPAM Exemption and (i) the identity of such QPAM and (ii) the names of any employee benefit plans whose assets in the investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate

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(within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization, represent 10% or more of the assets of such investment fund, have been disclosed to the Company in writing pursuant to this clause (d);or
(e)    the Source constitutes assets of a “plan(s)” (within the meaning of Part IV(h) of PTE 96‑23 (the “INHAM Exemption”)) managed by an “in‑house asset manager” or “INHAM” (within the meaning of Part IV(a) of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of “control” in Part IV(d)(3) of the INHAM Exemption) owns a 10% or more interest in the Company and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (e); or
(f)    the Source is a governmental plan; or
(g)    the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (g); or
(h)    the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.
As used in this Section 6.2, the terms “employee benefit plan,” “governmental plan,” and “separate account” shall have the respective meanings assigned to such terms in section 3 of ERISA.

SECTION 7.	INFORMATION AS TO COMPANY.
Section 7.1.    Visitation. The Company shall permit the representatives of each Purchaser and each holder of a Bond that is an Institutional Investor:
(a)    No Default — if no Event of Default or Bond Repurchase Event then exists, at the expense of such Purchaser or such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company’s officers, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and
(b)    Default — if an Event of Default or Bond Repurchase Event then exists, at the expense of the Company to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to

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discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.

SECTION 8.	COVENANTS.
From the date of this Agreement until the Closing and thereafter, so long as any of the Bonds are outstanding, the Company covenants that:
Section 8.1.    Compliance with Laws. The Company will, and will cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, ERISA, Environmental Laws, the USA PATRIOT Act and the other laws and regulations that are referred to in Section 5.16, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non‑compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
Section  8.2.    Books and Records. The Company will, and will cause each of its Subsidiaries to, maintain proper books of record and account in conformity with GAAP and all applicable requirements of any Governmental Authority having legal or regulatory jurisdiction over the Company or such Subsidiary, as the case may be. The Company will, and will cause each of its Subsidiaries to, keep books, records and accounts which, in reasonable detail, accurately reflect all transactions and dispositions of assets. The Company and its Subsidiaries have devised a system of internal accounting controls sufficient to provide reasonable assurances that their respective books, records, and accounts accurately reflect all transactions and dispositions of assets and the Company will, and will cause each of its Subsidiaries to, continue to maintain such system.
Section 8.3.    Transactions with Affiliates. The Company will not and will not permit any Subsidiary to enter into directly or indirectly any Material transaction or Material group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Subsidiary), except pursuant to the reasonable requirements of the Company’s or such Subsidiary’s business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm’s‑length transaction with a Person not an Affiliate.

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Section 8.4.    Line of Business. The Company will not and will not permit any Subsidiary to engage in any business if, as a result, the general nature of the business in which the Company and its Subsidiaries, taken as a whole, would then be engaged would be substantially changed from the general nature of the business in which the Company and its Subsidiaries, taken as a whole, are engaged on the date of this Agreement as described in the Memorandum.

SECTION 9.	REMEDIES ON DEFAULT.
If the event of a breach or violation hereof has occurred and is continuing, the holders of the Bonds may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein, or for an injunction against a violation of any of the terms hereof and thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

SECTION 10.	EXPENSES, ETC.
Section 10.1.    Transaction Expenses. Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys’ fees of a special counsel and, if reasonably required by the Required Holders, local or other counsel) incurred by the Purchasers and each other holder of a Bond in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement, any other Financing Agreement (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, any other Financing Agreement or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement any other Financing Agreement, or by reason of being a holder of any Bond, (b) the costs and expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work‑out or restructuring of the transactions contemplated hereby and by the Bonds and (c) the costs and expenses incurred in connection with the initial filing of this Agreement and all related documents and financial information with the SVO provided, that such costs and expenses under this clause (c) shall not exceed $3,500 for each series. The Company will pay, and will save each Purchaser and each other holder of a Bond harmless from, (i) all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those, if any, retained by a Purchaser or other holder in connection with its purchase of the Bonds) and (ii) any and all wire transfer fees that any bank deducts from any payment under such Bond to such holder or otherwise charges to a holder of a Bond with respect to a payment under such Bond.
Section 10.2.    Survival    . The obligations of the Company under this Section 10 will survive the payment or transfer of any Bond, the enforcement, amendment or waiver of any provision of this Agreement, any other Financing Agreement, and the termination of this Agreement or any other Financing Agreement.

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SECTION 11.	SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.
All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Bonds, the purchase or transfer by any Purchaser of any Bond or portion thereof or interest therein and the payment of any Bond, and may be relied upon by any subsequent holder of a Bond, regardless of any investigation made at any time by or on behalf of such Purchaser or any other holder of a Bond. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement and the Bonds embody the entire agreement and understanding between each Purchaser and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

SECTION 12.	AMENDMENT AND WAIVER.
Section 12.1.    Requirements. This Agreement may be amended, and the observance of any term hereof may be waived (either retroactively or prospectively), only with the written consent of the Company and the Required Holders, except that no amendment or waiver of any of Sections 1, 2, 3, 4, 5, 6 or 16 hereof, or any defined term (as it is used therein), will be effective as to any Purchaser unless consented to by such Purchaser in writing.
Section 12.2.    Solicitation of Holders of Bonds.
(a)    Solicitation. The Company will provide each Purchaser and holder of a Bond with sufficient information, sufficiently far in advance of the date a decision is required, to enable such Purchaser and holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Bonds. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to this Section 12 to each Purchaser and each holder of a Bond promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite Purchasers or holders of Bonds.
(b)    Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any Purchaser or holder of a Bond as consideration for or as an inducement to the entering into by such Purchaser or holder of any waiver or amendment of any of the terms and provisions hereof or any Bond unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each Purchaser and each holder of a Bond even if such Purchaser or holder did not consent to such waiver or amendment.
Section 12.3.    Binding Effect, etc. Any amendment or waiver consented to as provided in this Section 12 or any other Financing Agreement applies equally to all Purchasers and holders of Bonds and is binding upon them and upon each future holder of any Bond and upon the Company without regard to whether such Bond has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant,

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agreement, Event of Default or Bond Repurchase Event not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and any Purchaser or holder of a Bond and no delay in exercising any rights hereunder or under any other Financing Agreement shall operate as a waiver of any rights of any Purchaser or holder of such Bond.
Section 12.4.    Bonds Held by Company, etc. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Bonds then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement, any other Financing Agreement, or have directed the taking of any action provided herein or in any other Financing Agreement to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Bonds then outstanding, Bonds directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

SECTION 13.	REPRODUCTION OF DOCUMENTS.
This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser at the Closing (except the Bonds themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, electronic, digital, or other similar process and such Purchaser may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 13 shall not prohibit the Company or any other holder of Bonds from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

SECTION 14.	CONFIDENTIAL INFORMATION.
For the purposes of this Section 14, “Confidential Information” means information delivered to any Purchaser by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Purchaser as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any Person acting on such Purchaser’s behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to such Purchaser that are otherwise publicly available. Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith

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to protect confidential information of third parties delivered to such Purchaser, provided that such Purchaser may deliver or disclose Confidential Information to (i) its directors, officers, employees, agents, attorneys, trustees and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its Bonds), (ii) its auditors, financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with this Section 14, (iii) any other holder of any Bond, (iv) any Institutional Investor to which it sells or offers to sell such Bond or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by this Section 14), (v) any Person from which it offers to purchase any Security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by this Section 14), (vi) any federal or state regulatory authority having jurisdiction over such Purchaser, (vii) the NAIC or the SVO or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser’s investment portfolio, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Purchaser is a party or (z) if an Event of Default or Bond Repurchase Event has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser’s Bonds, this Agreement or any other Financing Agreement. Each holder of a Bond, by its acceptance of a Bond, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 14 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Bond of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying this Section 14.
In the event that as a condition to receiving access to information relating to the Company or its Subsidiaries in connection with the transactions contemplated by or otherwise pursuant to this Agreement, any Purchaser or holder of a Bond is required to agree to a confidentiality undertaking (whether through IntraLinks, another secure website, a secure virtual workspace or otherwise) which is different from this Section 14, this Section 14 shall not be amended thereby and, as between such Purchaser or such holder and the Company, this Section 14 shall supersede any such other confidentiality undertaking.

SECTION 15.	SUBSTITUTION OF PURCHASER.
Each Purchaser shall have the right to substitute any one of its Affiliates or another Purchaser or any one of such other Purchaser’s Affiliates (a “Substitute Purchaser”) as the purchaser of the Bonds that it has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both such Purchaser and such Substitute Purchaser, shall contain such Substitute Purchaser’s agreement to be bound by this Agreement and shall contain a confirmation by such Substitute Purchaser of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, any reference to such Purchaser in this Agreement (other than in this Section 15), shall be deemed to refer to such

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Substitute Purchaser in lieu of such original Purchaser. In the event that such Substitute Purchaser is so substituted as a Purchaser hereunder and such Substitute Purchaser thereafter transfers to such original Purchaser all of the Bonds then held by such Substitute Purchaser, upon receipt by the Company of notice of such transfer, any reference to such Substitute Purchaser as a “Purchaser” in this Agreement (other than in this Section 15), shall no longer be deemed to refer to such Substitute Purchaser, but shall refer to such original Purchaser, and such original Purchaser shall again have all the rights of an original holder of the Bonds under this Agreement.

SECTION 16.	MISCELLANEOUS.
Section 16.1.    Successors and Assigns. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Bond) whether so expressed or not.
Section 16.2.    Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.
Section 16.3.    Construction, etc. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.
Section 16.4.    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.
Section 16.5.    Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice‑of‑law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.
Section 16.6.    Jurisdiction and Process; Waiver of Jury Trial. (a) The Company irrevocably submits to the non‑exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement or the Bonds. To the fullest extent permitted by applicable law, the Company irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or

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proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.
(b)    The Company consents to process being served by or on behalf of any holder of Bonds in any suit, action or proceeding of the nature referred to in Section 16.6(a) by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested, to it at its address specified in Section 2.08 of the Supplement or at such other address of which such holder shall then have been notified pursuant to said Section. The Company agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.
(c)    Nothing in this Section 16.6 shall affect the right of any holder of a Bond to serve process in any manner permitted by law, or limit any right that the holders of any of the Bonds may have to bring proceedings against the Company in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.
(d)    THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS AGREEMENT, THE BONDS OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH.
Section 16.7.    Notices    . All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:
(i)    if to any Purchaser or its nominee, to such Purchaser or nominee at the address specified for such communications in Schedule B, or at such other address as such Purchaser or nominee shall have specified to the Company in writing,
(ii)    if to any other holder of any Bond, to such holder at such address as such other holder shall have specified to the Company in writing, or
(iii)    if to the Company, to the Company at 414 Silver Ave. SW, MS0905, Albuquerque, New Mexico 87102-3289 to the attention of Vice President and Treasurer, or at such other address as the Company shall have specified to the holder of each Bond in writing.
Notices under this Section 16.7 will be deemed given only when actually received.
* * * * *

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If you are in agreement with the foregoing, please sign the form of agreement on a counterpart of this Agreement and return it to the Company, whereupon this Agreement shall become a binding agreement between you and the Company.

Very truly yours,

TEXAS-NEW MEXICO POWER COMPANY

By: /s/Terry R. Horn
Name: Terry R Horn
Title: Vice President and Treasurer

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This Agreement is hereby
accepted and agreed to as
of the date hereof.

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

By:	Delaware Investment Advisers, a series of Delaware Management Business Trust, Attorney-In-Fact

By: /s/Karl H. Spaeth, Jr.
Name: Karl H. Spaeth, Jr.
Title: Vice President

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This Agreement is hereby
accepted and agreed to as
of the date hereof.

NEW YORK LIFE INSURANCE COMPANY

By: /s/Michael Boyd
Name: Michael W. Boyd
Title: Corporate Vice President

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION
By: New York Life Investment Management LLC,
    Its Investment Manager

By: /s/ Michael Boyd
Name: Michael W. Boyd
Title: Senior Director

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION INSTITUTIONALLY OWNED LIFE INSURANCE SEPARATE ACCOUNT (BOLI 30C)
By: New York Life Investment Management LLC,
    Its Investment Manager

By: /s/Michael Boyd
Name: Michael W. Boyd
Title: Senior Director

‑24‑

This Agreement is hereby
accepted and agreed to as
of the date hereof.

THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY

By: /s/David A. Barras
Name: David A. Barras
Its Authorized Representative

‑25‑

This Agreement is hereby
accepted and agreed to as
of the date hereof.

AMERICAN UNITED LIFE INSURANCE COMPANY

By: /s/David M Weisenburger
Name: David M. Weisenburger
Title:     V.P., Fixed Income Securities

THE STATE LIFE INSURANCE COMPANY
By: American United Life Insurance Company
Its: Agent

By: /s/David M. Weisenburger
Name: David M. Weisenburger
Title:     V.P., Fixed Income Securities

‑26‑

DEFINED TERMS
As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:
“Affiliate” means, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person. As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Company.
“Agreement” means this Agreement, including all Schedules attached to this Agreement, as it may be amended, restated, supplemented or otherwise modified from time to time.
“Anti‑Corruption Laws” is defined in Section 5.16(d)(1).
“Anti‑Money Laundering Laws” is defined in Section 5.16(c).
“Blocked Person” is defined in Section 5.16(a).
“Bond Repurchase Event” is defined in Section 2.07 of the Supplement.
“Bonds” is defined in Section 1.
“Business Day” means for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York or Houston, Texas are required or authorized to be closed.
“Capital Stock” means (a) in the case of a corporation, all classes of capital stock of such corporation, (b) in the case of a partnership, partnership interests (whether general or limited), (c) in the case of a limited liability company, membership interests and (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person; including, in each case, all warrants, rights or options to purchase any of the foregoing.
“CISADA” means the Comprehensive Iran Sanctions, Accountability and Divestment Act.
“Closing” is defined in Section 3.
“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

SCHEDULE A
(to Bond Purchase Agreement)

“Company” means Texas New-Mexico Power Company, a Texas corporation or any successor that becomes such in the manner prescribed in the Indenture.
“Confidential Information” is defined in Section 14.
“Contingent Obligation” means, with respect to any Person, any direct or indirect liability of such Person with respect to any Indebtedness, liability or other obligation (the “primary obligation”) of another Person (the “primary obligor”), whether or not contingent, (a) to purchase, repurchase or otherwise acquire such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or provide funds (i) for the payment or discharge or any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor in respect thereof to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of any such primary obligation against loss or failure or inability to perform in respect thereof; provided, however, that, with respect to the Company and its Subsidiaries, the term Contingent Obligation shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Contingent Obligation of any Person shall be deemed to be an amount equal to the maximum amount of such Person’s liability with respect to the stated or determinable amount of the primary obligation for which such Contingent Obligation is incurred or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder).
“Controlled Entity” means (i) any of the Subsidiaries of the Company and any of their or the Company’s respective Controlled Affiliates and (ii) if the Company has a parent company, such parent company and its Controlled Affiliates. As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
“Disclosure Documents” is defined in Section 5.3.
“Environmental Laws” means any and all federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to Hazardous Materials.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.
“ERISA Affiliate” means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

A‑2

“ERISA Event” means, with respect to the Company: (a) a Reportable Event with respect to a Plan or a Multiemployer Plan, (b) a complete or partial withdrawal by the Company or any ERISA Affiliate from a Multiemployer Plan, or the receipt by the Company or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA, (c) the distribution by the Company or any ERISA Affiliate under Section 4041 or 4041A of ERISA of a notice of intent to terminate any Plan or the taking of any action to terminate any Plan, (d) the commencement of proceedings by the PBGC under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from any Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan, (e) the institution of a proceeding by any fiduciary of any Multiemployer Plan against the Company or any ERISA Affiliate to enforce Section 515 of ERISA, which is not dismissed within thirty (30) days, (f) the imposition upon the Company or any ERISA Affiliate of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, or the imposition or threatened imposition of any Lien upon any assets of the Company or any ERISA Affiliate as a result of any alleged failure to comply with the Code or ERISA in respect of any Plan, (g) the engaging in or otherwise becoming liable for a nonexempt Prohibited Transaction by the Company or any ERISA Affiliate, (h) a violation of the applicable requirements of Section 404 or 405 of ERISA or the exclusive benefit rule under Section 401(a) of the Code by any fiduciary of any Plan for which the Company or any ERISA Affiliate may be directly or indirectly liable, (i) the granting of a security interest in connection with the amendment of a Plan, or (j) the withdrawal of the Company or any ERISA Affiliate from a Multiple Employer Plan during a play year in which it was a substantial employer (as such term is defined in Section 4001(a)(2) of ERISA), or the termination of a Multiple Employer Plan.
“Event of Default” is defined in the Indenture.
“Financing Agreements” means this Agreement, the Indenture (including without limitation, the Supplement) and the Bonds.
“GAAP” means generally accepted accounting principles as in effect from time to time in the United States of America, and, notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Statement of Financial Accounting Standards 159 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Company or any Subsidiary at “fair value”, as defined therein.
“Governmental Authority” means
(a)    the government of
(i)    the United States of America or any state or other political subdivision thereof, or

A‑3

(ii)    any other jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or
(b)    any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.
“Governmental Official” means any governmental official or employee, employee of any government‑owned or government‑controlled entity, political party, any official of a political party, candidate for political office, official of any public international organization or anyone else acting in an official capacity.
“Guaranty” means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:
(a)    to purchase such indebtedness or obligation or any property constituting security therefor;
(b)    to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;
(c)    to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or
(d)    otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.
In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.
“Hazardous Materials” means any and all pollutants, toxic or hazardous wastes or other substances that might pose a hazard to health and safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage or filtration of which is or shall be restricted, prohibited or penalized by any applicable law including, but not limited to, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum, petroleum products, lead based paint, radon gas or similar restricted, prohibited or penalized substances.

A‑4

“Hedging Agreements” means, collectively, interest rate protection agreements, equity index agreements, foreign currency exchange agreements, option agreements or other interest or exchange rate or commodity price hedging agreements (other than forward contracts for the delivery of power or gas written by the Company to its jurisdictional and wholesale customers in the ordinary course of business).
“holder” means, with respect to any Bond, the Person in whose name such Bond is registered in the register maintained by the Company pursuant to Section 3.05 of the Indenture, provided, however, that if such Person is a nominee, then for the purposes of Sections 7, 15.2 and 16 and any related definitions in this Schedule A, “holder” shall mean the beneficial owner of such Bond whose name and address appears in such register.
“INHAM Exemption” is defined in Section 6.2(e).
“Indebtedness” means, with respect to any Person (without duplication), (a) all indebtedness and obligations of such Person for borrowed money or in respect of loans or advances of any kind, (b) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments, (c) all reimbursement obligations of such Person with respect to surety bonds, letters of credit and bankers’ acceptance (in each case, whether or not drawn or matured and in the stated amount thereof), (d) all obligations of such Person to pay for the deferred purchase price of property or services, (e) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, (f) all obligations of such Person as lessee under leases that are or are required to be, in accordance with GAAP, recorded as capital leases, to the extent such obligations are required to be so recorded, (g) the net termination obligations of such Person under any Hedging Agreements, calculated as of any date as if such agreement or arrangement were terminated as of such date in accordance with the applicable rules under GAAP, (h) all Contingent Obligations of such Person, (i) all obligations and liabilities of such Person incurred in connection with any transaction or series of transactions providing for the financing of assets through one or more securitizations or in connection with, or pursuant to, any synthetic lease or similar off-balance sheet financing, (j) the aggregate amount of uncollected accounts receivable of such Person subject at the time of determination to a sale of receivables (or similar transaction) to the extent such transaction is effected with recourse to such Person (whether or not such transaction would be reflected on the balance sheet of such Person in accordance with GAAP), (k) all Specified Securities and (l) all indebtedness referred to in clauses (a) through (k) above secured by any Lien on any property or asset owned or held by such Person regardless of whether the indebtedness secured thereby shall have been assumed by such Person or is nonrecourse to the credit of such Person.
“Institutional Investor” means (a) any Purchaser of a Bond, (b) any holder of a Bond holding (together with one or more of its affiliates) more than 5% of the aggregate principal amount of the Bonds then outstanding, (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form, and (d) any Related Fund of any holder of any Bond.

A‑5

“Lien” means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or capital lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).
“Material” means material in relation to the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole.
“Material Adverse Effect” means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, (b) the ability of the Company to perform its obligations under this Agreement and the Bonds, or (c) the validity or enforceability of this Agreement or any other Financing Agreement.
“Memorandum” is defined in Section 5.3.
“Mortgaged Property” is defined in the Indenture.
“Multiemployer Plan” means any Plan that is a “multiemployer plan” (as such term is defined in section 4001(a)(3) of ERISA).
“Multiple Employer Plan” means, with respect to the Company, a Single Employer Plan to which the Company or any ERISA Affiliate and at least one employer other than the Company or any ERISA Affiliate are contributing sponsors.
“NAIC” means the National Association of Insurance Commissioners or any successor thereto.
“OFAC” is defined in Section 5.16(a).
“OFAC Listed Person” is defined in Section 5.16(a).
“OFAC Sanctions Program” means any economic or trade sanction that OFAC is responsible for administering and enforcing. A list of OFAC Sanctions Programs may be found at http://www.treasury.gov/resource‑center/sanctions/Programs/Pages/Programs.aspx.
“Officer’s Certificate” means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.
“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.
“Permitted Liens” is defined in the Indenture.

A‑6

“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, business entity or Governmental Authority.
“Plan” means an “employee benefit plan” (as defined in section 3(3) of ERISA) subject to Title I of ERISA that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.
“property” or “properties” means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.
“PTE” is defined in Section 6.2(a).
“Prohibited Transaction” means any transaction described in (a) Section 406 of ERISA that is not exempt by reason of Section 408 of ERISA or by reason of a Department of Labor prohibited transaction individual or class exemption or (b) Section 4975(c) of the Code that is not exempt by reason of Section 4975(c)(2) or 4975(d) of the Code.
“Purchaser” or “Purchasers” means each of the purchasers that has executed and delivered this Agreement to the Company and such Purchaser’s successors and assigns, provided, however, that any Purchaser of a Bond that ceases to be the registered holder or a beneficial owner (through a nominee) of such Bond as the result of a transfer thereof pursuant to the Indenture shall cease to be included within the meaning of “Purchaser” of such Bond for the purposes of this Agreement upon such transfer.
“QPAM Exemption” is defined in Section 6.2(d).
“Related Fund” means, with respect to any holder of any Bond, any fund or entity that (i) invests in Securities or bank loans, and (ii) is advised or managed by such holder, the same investment advisor as such holder or by an affiliate of such holder or such investment advisor.
“Reportable Event” means (a) any “reportable event” within the meaning of Section 4043(c) of ERISA for which the notice under Section 4043(a) of ERISA has not been waived by the PBGC (including any failure to meet the minimum funding standard of, or timely make any required installment under, Section 412 of the Code or Section 302 of ERISA, regardless of the issuance of any waivers in accordance with Section 412(d) of the Code), (b) any such “reportable event” subject to advance notice to the PBGC under Section 4043(b)(3) of ERISA, (c) any application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code, and (d) a cessation of operations described in Section 4062(e) of ERISA.
“Required Holders” means at any time (i) prior to the Closing, the Purchasers and (ii) on or after the Closing, the holders of more than 50% in principal amount of the Bonds at the time outstanding (exclusive of Bonds then owned by the Company or any of its Affiliates).

A‑7

“Responsible Officer” means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.
“Securities” or “Security” shall have the meaning specified in section 2(1) of the Securities Act.
“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.
“Senior Financial Officer” means the chief financial officer, principal accounting officer, treasurer or comtroller of the Company.
“Single Employer Plan” means any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan or Multiple Employer Plan.
“Source” is defined in Section 6.2.
“Specified Securities” means, with respect to any Person, (a) all preferred Capital Stock issued by such Person and required by the terms thereof to be redeemed or for which mandatory sinking fund payments are due, (b) all securities issued by such Person that contain two distinct components, typically medium-term debt and a forward contract for the issuance of common stock prior to the debt maturity, including such securities commonly referred to by their tradenames as “FELINE PRIDES”, “PEPS”, “HITS”, “SPACES” and “DECS” and generally referred to as “equity units” and (c) all other securities issued by such Person that are similar to those described in the forgoing clauses (a) and (b).
“Subsidiary” and “Subsidiaries” means, as to any Person, any other Person in which such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such second Person, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries (unless such partnership or joint venture can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Any reference to a Subsidiary of the Company herein shall not include a Subsidiary that is inactive, has minimal or no assets and does not generate revenues. Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Company.
“Substitute Purchaser” is defined in Section 15.
“SVO” means the Securities Valuation Office of the NAIC or any successor to such Office.
“USA PATRIOT Act” means United States Public Law 107‑56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct

A‑8

Terrorism (USA PATRIOT ACT) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.
“U.S. Economic Sanctions” is defined in Section 5.16(a).

A‑9

FORM OF OPINIONS OF VARIOUS COUNSEL
TO THE COMPANY
[See attached.]

SCHEDULE 4.4(a)
(to Bond Purchase Agreement)

[Letterhead of McGuireWoods LLP]
June 27, 2014
To the Purchasers listed
on Schedule B to the Bond
Purchase Agreement (defined below)

Ladies and Gentlemen:
We have acted as counsel to Texas-New Mexico Power Corporation, a Texas corporation (the “Company”) in connection with the offer of $80,000,000 aggregate principal amount of its 4.03% First Mortgage Bonds, due 2024, Series 2014A (the “Bonds”) on the terms set forth in the Private Placement Memorandum, dated October 2013 (the “Private Placement Memorandum”). This opinion is being delivered pursuant to Section 4.4 of the Bond Purchase Agreement dated as of December 9, 2013 (the “Bond Purchase Agreement”) between the Company and each of the purchasers listed on Schedule B thereto (the “Purchasers”). Unless otherwise defined herein, terms used herein have the meanings provided for in the Bond Purchase Agreement.
Documents Reviewed
In connection with this opinion letter, we have examined the following documents:
(a)    the Private Placement Memorandum;
(b)    the Bond Purchase Agreement;
(c)    a form of the 4.03% First Mortgage Bonds, due 2024, Series 2014A attached hereto as Exhibit A (the “Bonds”); and
(d)    the First Mortgage Indenture dated as of March 23, 2009 (the “Original Indenture”), from the Company, as grantor, to Union Bank, N.A., as trustee (the “Trustee”), as previously amended and supplemented by a First Supplemental Indenture dated as of March 23, 2009, a Second Supplemental Indenture, dated as of March 25, 2009, a Third Supplemental Indenture, dated as of April 30, 2009, as amended by a First Amendment, dated as of December 16, 2010, a Fourth Supplemental Indenture dated as of September 30, 2011, a Fifth Supplement Indenture, dated as of April 3, 2013 and a Sixth Supplemental Indenture dated as of June 27, 2014 (the “Sixth Supplemental Indenture”) (the Original Indenture as previously amended and together with the First, Second, Third, Fourth, Fifth and Sixth Supplemental Indentures, each such supplemental indenture being between the Company and the Trustee, being collectively referred to herein as the “Indenture”).

The documents referred to in clauses (a) through (d) above are referred to collectively as the “Subject Documents” and each, individually, as a “Subject Document”.
In addition, we have examined and relied upon the following:
(i)    a certificate from the assistant secretary of the Company certifying as to true and correct copies of the articles of incorporation and bylaws of the Company (the “Organizational Documents”), resolutions or unanimous written consents of the board of directors of PNM Resources, Inc. (“PNMR Board”) and the Company and the unanimous written consent of the Pricing Committee of the PNMR Board authorizing the transactions contemplated by the Bond Purchase Agreement (the “Transactions”) and (B) the incumbency and specimen signature(s) of the individual(s) authorized on behalf of the Company to execute and deliver the Subject Documents to which the Company is a party;
(ii)    a certificate dated _______, 2014, issued by the Secretary of State of the State of Texas, attesting to the corporate status of the Company in the State of Texas (the “Status Certificate”); [and]
(iii)    [ a Certificate of the Company, a copy of which is attached as Annex A hereto (the “Company’s Certificate”); and]
(iv)    originals, or copies identified to our satisfaction as being true copies, of such other records, documents and instruments as we have deemed necessary for the purposes of this opinion letter.
As used herein, the following terms have the respective meanings set forth below:
“Applicable Law” means the federal law of the United States (including Regulations T, U and X of the Board of Governors of the Federal Reserve System) and the laws of the State of New York.
Assumptions Underlying Our Opinions
For all purposes of the opinions expressed herein, we have assumed, without independent investigation, the following.
(a)    Factual Matters. To the extent that we have reviewed and relied upon (i) the Company’s Certificate and other certificates of any authorized representatives thereof, (ii) representations of the Company set forth in the Subject Documents and (iii) certificates and assurances from public officials, all of such certificates, representations and assurances are accurate with regard to factual matters and all official records (including filings with public authorities) are properly indexed and filed and are accurate and complete.
(b)    Signatures. The signatures of individuals signing the Subject Documents are genuine and authorized.

(c)    Authentic and Conforming Documents. All documents submitted to us as originals are authentic, complete and accurate, and all documents submitted to us as copies conform to authentic original documents.
(d)    Organizational Status, Power and Authority and Legal Capacity of Certain Parties. All parties to the Subject Documents are validly existing and in good standing in their respective jurisdictions of formation and have the capacity and full power and authority to execute, deliver and perform the Subject Documents and the documents required or permitted to be delivered and performed thereunder, except that no such assumption is made as to the Company. All individuals signing the Subject Documents have the legal capacity to execute such Subject Documents.
(e)    Authorization, Execution and Delivery of Subject Documents by Certain Parties. All of the Subject Documents and the documents required or permitted to be delivered thereunder have been duly authorized by all necessary corporate, limited liability company, partnership or other action on the part of the parties thereto and have been duly executed and delivered by such parties, except that no such assumption is made as to the Company.
(f)    Subject Documents Binding on Certain Parties. All of the Subject Documents and the documents required or permitted to be delivered thereunder are valid and binding obligations enforceable against the parties thereto in accordance with their terms, except that no such assumption is made as to the Company.
(g)    Noncontravention. Neither the execution and delivery of the Subject Documents by any party thereto nor the performance by such party of its obligations thereunder will conflict with or result in a breach of (i) the certificate or articles of incorporation, bylaws, certificate or articles of organization, operating agreement, certificate of limited partnership, partnership agreement, trust agreement or other similar organizational documents of any such party, except that no such assumption is made with respect to the Company as to its Organizational Documents, (ii) any law or regulation of any jurisdiction applicable to any such party, except that no such assumption is made with respect to the Company as to any Applicable Law, or (iii) any order, writ, injunction or decree of any court or governmental instrumentality or agency applicable to any such party or any agreement or instrument to which any such party may be a party or by which its properties are subject or bound, except that no such assumption is made with respect to the Company as to the Reviewed Documents.
(h)    Governmental Approvals. All consents, approvals and authorizations of, or filings with, all governmental authorities that are required as a condition to the execution and delivery of the Subject Documents by the parties thereto and to the consummation by such parties of the Transactions have been obtained or made, except that no such assumption is made with respect to any consent, approval, authorization or filing that is applicable to the Company and is the subject of our opinion in Paragraph 6.
(i)    No Mutual Mistake, Amendments, etc. There has not been any mutual mistake of fact, fraud, duress or undue influence in connection with the Transactions. There are no oral or written statements or agreements that modify, amend or vary, or purport to modify, amend or vary, any of the terms of the Subject Documents.

(j)    Reviewed Documents. The Reviewed Documents will be enforced in accordance with their terms.
(k)    Completion of Documents. To the extent that, at the time that we reviewed any Subject Document, any blanks therein had not been filled in or any schedules or exhibits thereto had not been completed or attached, such blanks were properly filled in and such schedules or exhibits were properly completed and attached before each such Subject Document was delivered to the Lender.
Our Opinions
Based on and subject to the foregoing and the exclusions, qualifications, limitations and other assumptions set forth in this opinion letter, we are of the opinion that:
1.    Execution and Delivery. Each of the Bond Purchase Agreement, the Indenture, the Sixth Supplemental Indenture and the Bonds has been duly authorized, executed and delivered by the Company.
2.    Validity and Enforceability. Each of the Bond Purchase Agreement, the Indenture, the Sixth Supplemental Indenture and the Bonds constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.
3.    Noncontravention. Neither the execution and delivery by the Company of any Subject Document to which it is a party, nor the performance by the Company of its obligations thereunder: (a) violates any statute or regulation of Applicable Law that, in each case, is applicable to the Company ; (b) violates any provision of the Organizational Documents, if any, of the Company; or (c) violates, results in any breach of any of the terms of, or constitutes a default under, any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company is a party, or bound or to which its property is subject, and which is filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 (the “Reviewed Document”).
4.    Governmental Approvals. No consent, approval or authorization of, filing with, or order of any federal or New York court or governmental agency or body, is required for (a) the issuance and sale of the Bonds, or (b) the execution and delivery of the Subject Documents, except in each case as have previously been made or obtained or except such as may be required under the blue sky laws of any jurisdiction (as to which we express no opinion).
5.    Proceedings. To our knowledge, there is no outstanding judgment, action, suit or proceeding pending against the Company before any court, governmental agency or arbitrator which challenges the validity of any Subject Document to which the Company is a party.
6.    Investment Company Act. The Company is not required to be registered under the Investment Company Act of 1940, as amended.
7.    Registration. No registration under the Securities Act of 1933, as amended, of the Bonds and no qualification of the Indenture or the Sixth Supplemental Indenture under the

Trust Indenture Act of 1939, as amended, is required for the offer and sale of the Bonds in the manner contemplated by the Bond Purchase Agreement, the Indenture and the Sixth Supplemental Indenture, it being understood that no opinion is expressed as to any subsequent resale of any Bonds.
Matters Excluded from Our Opinions
We express no opinion with respect to the following matters:
(a)    Indemnification and Change of Control. The enforceability of any agreement of a the Company or its Subsidiaries in a Subject Document relating to (i) indemnification, contribution or exculpation from costs, expenses or other liabilities or (ii) changes in the organizational control or ownership of the Company or its Subsidiaries, which agreement (in the case of clause (i) or clause (ii)) is contrary to public policy or applicable law.
(b)    Jurisdiction, Venue, etc. The enforceability of any agreement of the Company or its Subsidiaries in a Subject Document to submit to the jurisdiction of any specific federal or state court, to waive any objection to the laying of the venue, to waive the defense of forum non conveniens in any action or proceeding referred to therein, to waive trial by jury, to effect service of process in any particular manner or to establish evidentiary standards, and any agreement of the Company or its Subsidiaries regarding the choice of law governing a Subject Document.
(c)    Certain Laws. The following federal and state laws, and regulations promulgated thereunder, and the effect of such laws and regulations on the opinions expressed herein: the Texas Business Corporation Act; antifraud, derivatives or commodities laws; equal credit opportunity laws; consumer protection laws; health and occupational safety laws; building codes and zoning, subdivision and other laws governing the development, use and occupancy of real property; the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and other antitrust and unfair competition laws; the Assignment of Claims Act of 1940, as amended; and laws governing specially regulated industries (such as communications, energy, gaming, healthcare, insurance and utilities) or specially regulated products or substances (such as alcohol, drugs, food and radioactive materials).
(d)    Local Ordinances. The ordinances, statutes, administrative decisions, orders, rules and regulations of any municipality, county, special district or other political subdivision of a state.
(e)    Trust Relationship. The creation of any trust relationship by the Company on behalf of the Purchasers.
(f)    Certain Agreements of Company. The enforceability of any agreement of the Company or its Subsidiaries in a Subject Document providing:
(i)    for specific performance of the Company’s or its Subsidiaries’ obligations;

(ii)    for establishment of a contractual rate of interest payable after judgment;
(iii)    for rights of set off;
(iv)    for the granting of any power of attorney;
(v)    for survival of liabilities and obligations of any party under any of the Subject Documents arising after the effective date of termination of the Bond Purchase Agreement;
(vi)    for obligations to make an agreement in the future;
(vii)    that any act done in contravention thereof is void or voidable;
(viii)    for the survival of any claim beyond any applicable statute of limitation;
(ix)    for the confession of or consent to any judgment; or
(x)    for the severability of provisions in any Subject Document.
(g)    Remedies. The enforceability of any provision in any Subject Document to the effect that rights or remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to any other right or remedy, that the election of some particular remedy does not preclude recourse to one or more others or that failure to exercise or delay in exercising rights or remedies will not operate as a waiver of any such right or remedy.
(h)    Waivers and Agreed Standards. The enforceability of any purported waiver, release, variation, disclaimer, consent or other agreement to similar effect (collectively, a “Waiver”) or any purported agreement to establish standards for reasonable notification or commercial reasonableness (collectively, an “Agreed Standard”) by the Company under any Subject Document to the extent such Waiver or Agreed Standard is limited by applicable law.
Qualifications and Limitations Applicable to Our Opinions
The opinions set forth above are subject to the following qualifications and limitations:
(a)    Applicable Law. Our opinions are limited to the Applicable Law, and we do not express any opinion concerning any other law.
(b)    Bankruptcy. Our opinions are subject to the effect of any applicable bankruptcy, insolvency (including, without limitation, laws relating to preferences, fraudulent transfers and equitable subordination), reorganization, moratorium and other similar laws affecting creditors’ rights generally.

(c)    Equitable Principles. Our opinions are subject to the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing. In applying such principles, a court, among other things, might limit the availability of specific equitable remedies (such as injunctive relief and the remedy of specific performance), might not allow a creditor to accelerate maturity of debt or exercise other remedies upon the occurrence of a default deemed immaterial or for non‑credit reasons or might decline to order a debtor to perform covenants in a Subject Document.
(d)    Unenforceability of Certain Provisions. Certain of the provisions contained in the Subject Documents may be unenforceable or ineffective, in whole or in part. Such provisions include, without limitation, those which: require waivers or amendments to be made only in writing; purport to waive the right of statutory or equitable redemption; violate applicable public policy; waive or do not require notice in connection with the exercise of remedies; authorize a standard for decision other than commercial reasonableness; purport to validate otherwise invalid provisions of other documents incorporated or referred to in any Subject Document; or purport to alter the priority of any lien or security interest. The inclusion of such provisions does not, however, render any of the Subject Documents invalid as a whole or, subject to the other qualifications set forth in this opinion letter, preclude (i) the judicial enforcement in accordance with Applicable Law of the obligation of the Company to repay as provided in the Bond the principal, together with interest thereon (to the extent not deemed a penalty), and (ii) the acceleration of the obligation of the Company to repay such principal, together with such interest, upon a material default by the Company in the payment of such principal or interest or upon a material default by the Company in any other material provision of the Subject Documents.
(e)    Noncontravention and Governmental Approvals. With respect to the opinions expressed in Paragraphs 5(a) and 6, our opinions are limited to our review of only those statutes and regulations of Applicable Law that, in our experience, are normally applicable to transactions of the type contemplated by the Subject Documents and to business organizations generally.
(f)    Reviewed Documents. With respect to our opinion in Paragraph 5(c), (i) we express no opinion as to any violation of a Reviewed Document not readily ascertainable from the face of the Reviewed Document or arising from any cross-default provision insofar as it relates to a default under an agreement that is not a Reviewed Document or arising under a covenant of a financial or numerical nature or requiring computation and (ii) notwithstanding any provision of any Reviewed Document, or any principle of choice of laws, that would specify that the law of any other state or jurisdiction governs any Reviewed Document, we have construed and applied each Reviewed Document as if it were governed by the laws of the State of New York.
(g)    Knowledge. Whenever the phrase “to our knowledge” or “known to us” (or words of similar import) is used in this opinion letter, it means the actual knowledge of the particular McGuireWoods LLP attorneys who have represented the Company in connection with the Subject Documents and who have given substantive attention to the preparation and negotiation thereof. Except as expressly set forth herein, we have not undertaken any independent investigation (including, without limitation, conducting any review, search or investigation of any public files or records or dockets or any review of our files) to determine the existence or absence of any facts, and no inference as to our knowledge concerning such facts should be drawn from our reliance on the same in connection with the preparation and delivery of this opinion letter.
Miscellaneous
The foregoing opinions are being furnished only to the Purchasers and only for the purpose referred to in the first paragraph of this opinion letter, and this opinion letter is not to be furnished to any other person or entity or used or relied upon by any other person or for any other purpose without our prior written consent. At your request, we hereby consent to transmission and reliance hereon by any future assignee of the a Purchaser’s interest under the Bond Purchase Agreement, on the condition and understanding that (i) this letter speaks only as of the date hereof, (ii) we have no responsibility or obligation to update this letter, to consider its applicability or correctness to any person other than its addressee(s), or to take into account changes in law, facts or any other developments of which we may later become aware, and (iii) any such reliance by a future assignee must be actual and reasonable under the circumstances existing at the time of assignment, including any changes in law, facts or any other developments known to or reasonably knowable by the assignee at such time.
Furthermore, a copy of this letter may be furnished to, but not relied upon by (i) the National Association of Insurance Commissioners, (ii) any state, federal or provincial authority or independent banking or insurance board having regulatory jurisdiction over a holder of Bonds in the exercise of ther regulatory due diligence and (iii) any court of law or other tribunal in connection with any matter relating to the Bond Purchase Agreement, the Indenture, the Sixth Supplemental Indenture, the Bonds or this opinion letter.
The opinions set forth herein are made as of the date hereof, and we assume no obligation to supplement this opinion letter if any applicable laws change after the date hereof or if we become aware after the date hereof of any facts that might change the opinions expressed herein. Headings in this opinion letter are intended for convenience of reference only and shall not affect its interpretation.

Very truly yours,

Exhibit A
Bonds

Annex A
TEXAS-NEW MEXICO POWER COMPANY
Company’s Certificate

[Letterhead of Jackson Walker, L.L.P.]

June 27, 2014

[Names of Purchasers]
[Addresses of Purchasers]

RE:
Bond Purchase Agreement dated as of December 9, 2013 (the “Bond Purchase Agreement”) among Texas-New Mexico Power Company, a Texas corporation (the “Company”), and the addressees hereof (the “Purchasers”)

Ladies and Gentlemen:
We have acted as counsel in the State of Texas to the Company in connection with the issuance by the Company on the date hereof of $80,000,000 aggregate principal amount of its 4.03% First Mortgage Bonds, due 2024, Series 2014A (the “Bonds”) pursuant to that certain First Mortgage Indenture dated as of March 23, 2009 (the “Base Indenture”), between the Company and Union Bank, N.A. (successor to The Bank of New York Mellon Trust Company, N.A., a national banking association), as trustee (the “Trustee”), as supplemented by that certain First Supplemental Indenture dated as of March 23, 2009 between the Company and the Trustee (the “First Supplemental Indenture”), as further supplemented by that certain Second Supplemental Indenture dated as of March 25, 2009 between the Company and the Trustee (the “Second Supplemental Indenture”), as further supplemented by that certain Third Supplemental Indenture dated as of April 30, 2009 between the Company and the Trustee (the “Third Supplemental Indenture”), as amended by that certain First Amendment to Third Supplemental Indenture dated as of December 16, 2010 between the Company and the Trustee (the “First Amendment”), as further supplemented by that certain Fourth Supplemental Indenture dated as of September 30, 2011 between the Company and the Trustee (the “Fourth Supplemental Indenture”), as further supplemented by that certain Fifth Supplemental Indenture dated as of April 3, 2013 between the Company and the Trustee (the “Fifth Supplemental Indenture”), and as further supplemented by that certain Sixth Supplemental Indenture dated as of June 27, 2014 between the Company and the Trustee (the “Sixth Supplemental Indenture”). The First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture together with the First Amendment, the Fourth Supplemental Indenture, the Fifth Supplemental Indenture and the Sixth Supplemental Indenture are hereinafter referred to as the “Supplemental Indentures”; the Base Indenture, as supplemented by the Supplemental Indentures, is hereinafter referred to as the “Indenture”. This opinion letter is delivered to you pursuant to Section 4.4 of the Bond Purchase Agreement. Unless otherwise defined herein, capitalized terms used herein which are defined in the Indenture have the meanings set forth in the Indenture.

We understand that $50,000,000 of the Bonds (the “Retired Securities Portion”) are being issued on the basis of Retired Securities, and $30,000,000 of the Bonds (the “Property Additions Portion”) are being issued on the basis of the Designated Property Additions (defined below).
1.Documents Reviewed. For purposes of this opinion letter, we have reviewed or examined originals or copies, certified or otherwise identified to our satisfaction, of the following documents:
(a)copy of the Base Indenture filed in the office of the Secretary of State of the State of Texas (the “State Filing Office”) pursuant to Chapter 35 (“Chapter 35”) of the Texas Business and Commerce Code (the “Code”) at 8:07 a.m. on March 23, 2009 as Document Number 09-0007931211;
(b)copy of the First Supplemental Indenture filed in the State Filing Office pursuant to Chapter 35 at 8:07 a.m. on March 23, 2009 as Document Number 09-00079313;
(c)copy of the Second Supplemental Indenture filed in the State Filing Office pursuant to Chapter 35 at 1:16 p.m. on March 25, 2009 as Document Number 09-00083084;
(d)copy of the Third Supplemental Indenture filed in the State Filing Office pursuant to Chapter 2611 of the Code at 11:06 a.m. on April 30, 2009 as Document Number 09-00122396;
(e)copy of the First Amendment filed in the State Filing Office pursuant to Chapter 261 of the Code at 11:52 a.m. on December 16, 2010 as Document Number 10-00359205;
(f)copy of the Fourth Supplemental Indenture filed in the State Filing Office pursuant to Chapter 261 of the Code at 9:54 a.m. on September 30, 2011 as Document Number 11-00286458;
(g)copy of the Fifth Supplemental Indenture filed in the State Filing Office pursuant to Chapter 261 of the Code at 8:28 a.m. on April 3, 2013 as Document Number Number 13-00102956;
(h)copy of the Sixth Supplemental Indenture filed in the State Filing Office pursuant to Chapter 261 of the Code at [____] a.m. on [___________, 2014] as Document Number [14-______________];

____________________________

1
Effective April 1, 2009 , Acts 2007, 80th TX Leg., ch. 885 [H.B. 2278], § 2.01 reclassified Title 4, Chapter 35 of the Texas Business & Commerce Code as Title 8, Chapter 261 of the Texas Business & Commerce Code (“Chapter 261”).

(i)Officer’s Certificate dated [___________, 2014], executed by an Authorized Officer of the Company, a copy of which is attached hereto as Exhibit A (the “Officer’s Certificate”);
(j)evidence of recording of a Notice of Utility Security Instrument Affecting Real Property (the “Notices”) in the office of the county clerk (each a “County Filing Office” and collectively the “County Filing Offices”) in each county in the State of Texas listed in Schedule 1 attached hereto (each, a “County” and collectively, the “Counties”);
(k)copy of the Expert’s Certificate (the “Expert’s Certificate”) of Terry R. Horn, an Authorized Officer of the Company, and Thomas G. Sategna, an Expert, dated [June 27, 2014], certifying to the matters described in Section 4.02(b)(ii) of the Base Indenture, including a description of the Property Additions designated by the Company to be made the basis of the authentication and delivery of the Property Additions Portion of the Bonds (the “Designated Property Additions”);
(l)Texas Uniform Commercial Code Debtor Search Certificate dated [____________, 2014] issued by the Office of the Secretary of State of the State of Texas with respect to the Company (the “Lien Search”), a copy of which is attached hereto as Exhibit B; and
(m)copies of certificates evidencing the Bonds.
The documents listed as (a) through (m) above are hereinafter collectively referred to as the “Reviewed Documents.”
2.Assumptions. In rendering the opinions expressed herein, we have assumed, with your permission and without independent investigation or inquiry:
(a)    the due authorization, execution and delivery of all Reviewed Documents by all parties to the Reviewed Documents, and the authenticity of all Reviewed Documents submitted to us as originals;
(b)    the genuineness of all signatures on all Reviewed Documents examined;
(c)    the conformity to authentic originals of Reviewed Documents submitted to us as certified, conformed, photostatic or digital-image copies;
(d)    the legal capacity of natural persons;
(e)    that each of the corporate parties to the Reviewed Documents is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation and has full power and authority to execute, deliver and perform its obligations under each of such Reviewed Documents to which it is a party, that each of such Reviewed Documents constitutes a valid and legally binding obligation of each of the parties to such Reviewed Documents enforceable against each of such parties in accordance with its terms, and that each of such parties has fulfilled and complied with its obligations under such Reviewed Documents to the extent required thereunder to date;
(f)    the terms and conditions of the Reviewed Documents have not been amended, modified or supplemented by any agreement or understanding of the parties or otherwise or by waiver of any of the material provisions of the Reviewed Documents;
(g)    that all matters set forth in the Officer’s Certificate and the Expert’s Certificate are true, accurate, complete and correct in all respects;
(h)    that the Designated Property Additions (i) are owned by the Company, (ii) are located in the State of Texas, (iii) do not constitute Excepted Property and (iv) only constitute personal property in which a security interest may be perfected by the filing of a financing statement under Chapter 9 of the Code (the “Texas UCC”);
(i)    that the Lien Search reveals or discloses the existence of any and all Liens on or affecting the Designated Property Additions;
(j)    that each financing statement identified on Exhibit C (each a “Terminated Filing” and collectively the “Terminated Filings”) was terminated by a “termination statement” (as defined in 9.102 of the Texas UCC) filed by each respective “secured party of record” (as defined in Section 9.511 of the Texas UCC) with respect to such Terminated Filing; and
(k)    that no financing statement identified on Exhibit D (each a “Specific Property Filing” and collectively the “Specific Property Filings”) includes in the collateral described therein any property which is included in the Designated Property Additions.
3.Opinions. Based upon and subject to the foregoing, and subject to the further qualifications, limitations and exceptions hereinafter set forth, we are of the opinion that:
(a)    The Base Indenture and the Supplemental Indentures have each been received for filing in the State Filing Office, and the Notices have been received for recording by the County Filing Offices, which State Filing Office and County Filing Offices constitute each jurisdiction in which the Base Indenture, the Supplemental Indentures and the Notices, respectively, are required to be filed or recorded, and such receipt for filing or recording makes effective the Lien intended to be created by the Indenture.
(b)    The Bonds, when issued, authenticated and delivered in the manner provided for in the Indenture, will be entitled to the benefit of the Lien of the Indenture equally and ratably with all other Securities then Outstanding.
(c)    The Indenture constitutes a Lien on the Designated Property Additions, and, based solely upon the Lien Search, the Designated Property Additions are subject to no Lien prior to the Lien of the Indenture except Permitted Liens.

4.Qualifications. The opinions expressed above are subject to the following qualifications, limitations and exceptions:
(a)    The enforcement of the Lien of the Indenture on the Mortgaged Property may be limited by (i) applicable bankruptcy, insolvency, reorganization, arrangement, fraudulent transfer, moratorium or other similar laws affecting creditors’ rights generally; (ii) general equitable principles and the availability of equitable remedies in connection with the enforcement of rights granted under the Indenture, including, but not limited to, specific performance, and the effects of the application of principles of equity (regardless of whether enforcement is considered in proceedings in law or in equity); and (iii) such duties as the Trustee may have to act reasonably and in good faith and, with respect to any rights in and to collateral security, to act, as to any disposition thereof or realization thereon, in a commercially reasonable manner.
(b)    Our opinions herein are, in part, rendered in reliance on Section 9.408 of the Code which renders certain restrictions on the assignment of a general intangible ineffective insofar as such restrictions would (i) impair the creation, attachment or perfection of a security interest or (ii) give rise to a default, breach, right of recoupment, claim, defense, termination, right of termination or remedy. We note that Section 9.408 of the Code does not render such restrictions on assignment ineffective in all respects or operate to entitle the secured party to use or assign the general intangible or enforce the security interest in the general intangible.
(c)    As to matters of fact material to the opinions expressed herein, we have relied, with your express permission, on the assumptions made herein and the statements, representations and warranties set forth in the Reviewed Documents.
(d)    Our opinions herein are expressly limited to the present perfection of the Lien of the Indenture. In this regard, we advise you that facts and circumstances may arise which may result in such Lien becoming unperfected. Our opinions herein are subject to the following qualifications and limitations: (i) pursuant to Section 261.007(a) of Chapter 261, where a utility changes its name or merges or consolidates with another person after the deposit for filing of a security instrument executed by it, a written statement of the name change, merger or consolidation, signed by the secured party and the utility, identifying the appropriate security instrument by file number, and stating the name of the utility after the name change, merger or consolidation, must be promptly deposited for filing in the State Filing Office; and (ii) pursuant to Section 261.007(a) of Chapter 261, a security instrument deposited for filing before the name change, merger or consolidation is not effective to provide perfection or notice of interests granted as security under Section 261.004 of Chapter 261 in property acquired by the utility more than four (4) months after the name change, merger or consolidation, unless the written statement is deposited for filing as required by Section 261.007(a) of Chapter 261 before the expiration of that time.
(e)    Our opinion herein with respect to the perfection of the Lien of the Indenture, and the priority of the Lien of the Indenture over other or competing Liens on the Designated Property Additions is expressly limited to perfection by the filing of a financing statement under the Texas UCC and the “priority in time of filing” rule of priority set forth in Section 9.322(a)(i) of the Texas UCC. In particular this means, and we note for your information that:
(i)     Liens on certain types of collateral may not be perfected by the filing of a financing statement, and accordingly the Lien of the Indenture may not, absent the Trustee having become perfected under another prescribed method, be perfected with respect to such types of collateral;
(ii)    in certain circumstances, competing Liens on the Designated Property Additions which are perfected by a method other than the filing of a financing statement under the Texas UCC (such as, by way of example, by possession or control), as well as in proceeds thereof, may have priority over the Lien of the Indenture notwithstanding the timing of the respective financing statement filings (or the lack of filing to perfect such competing Lien); and
(iii)     competing Liens which are afforded special priority under the Texas UCC (such as, by way of example, “purchase money security interests”, as defined in the Texas UCC, Liens in favor of a depository institution with respect to “deposit accounts”, as defined in the Texas UCC, with respect to “proceeds”, as defined in the Texas UCC, with respect to oil and gas production and proceeds thereof in the circumstances set forth in Section 9.343 of the Texas UCC, with respect to goods in the possession of a bailee) may have priority over the Lien of the Indenture notwithstanding the timing of the respective financing statement filings (or the lack of filing to perfect such competing Lien).
The foregoing is not intended to be an exhaustive list of the impact of the qualification in this subsection (e) on the opinions contained herein, but rather illustrative of certain circumstances in which the Lien of Indenture on the Designated Property Additions may be unperfected or junior in priority to other or competing Liens.
(f)    We express no opinion as to the laws of any jurisdiction other than the laws of the State of Texas. The opinions expressed above concerns only the effect of the laws (excluding the principles of conflict of the laws) of the State of Texas as currently in effect.
(g)    The opinions contained herein are limited solely to the matters stated in Section 3 hereof and no opinion is to be inferred or may be implied beyond the matters expressly stated herein.
(h)    The opinions expressed herein are as of the date first set forth above, and we do not assume or undertake any responsibility or obligation to supplement or to update such opinions to reflect any facts or circumstances which may hereafter come to our attention or any changes in the laws which may hereafter occur.
This opinion letter is rendered solely for the benefit of the addressees hereof in connection with the purchase of the Bonds pursuant to the Bond Purchase Agreement. This opinion letter may not otherwise be used, circulated, quoted, relied upon or otherwise referred to by any other person for any other purpose without our prior written consent, except that (a) it may be disclosed to the extent required by law or any governmental or regulatory authority having jurisdiction over an addressee hereof, (b) a copy of this opinion may be delivered to an institutional “accredited investor” (as defined in Rule 501 under the Securities Act of 1933) to whom a holder of Bonds proposes to sell or transfer such Bonds, and (c) any such accredited investor that becomes a registered holder of a Bond may rely on this opinion letter as if it were addressed to such holder and delivered to such holder on the date hereof on the condition and understanding that (i) this opinion letter speaks only as of the date hereof, (ii) we have no responsibility or obligation to update this opinion letter, to consider its applicability or correctness to other than its addressee, or to take into account changes in law, facts or any other developments of which we may later become aware, and (iii) any such reliance by a future holder must be actual and reasonable under the circumstances existing at the time of it becomes a registered holder, including any changes in law, facts or any other developments known to or reasonably knowable by such holder at such time.
Respectfully submitted,

                        JACKSON WALKER L.L.P.
LSD; JCH; ________; _________

SCHEDULE 1

County	Recording Information
Archer	Volume 704, Page 398
Bosque	2009-00000888; Volume 708, Page 482
Brazoria	2009011360
Clay	Volume 520, Page 683
Collin	20090318000309200
Comanche	Volume 1, Page 77
Cooke	Volume 1627, Page 257
Coryell	2260555
Dallas	200900080384
Denton	2009-32413
Eastland	2009-02900786
Erath	2009-00321
Fannin	Volume 1422, Page 109
Franklin	Volume 205, Page 703
Galveston	2009014583
Grayson	2009-5273
Hamilton	Book 435, Page 18
Hill	Volume 1589, Page 511
Hood	Volume 2466, Page 469
Hunt	Volume 1847, Page 65
Jack	Volume 820, Page 215
Johnson	Volume 4555, Page 320
Lamar	067778-2009
Lipscomb	Volume 473, Page 2
McLennan	2009008074
Montague	Volume 475, Page 868
Palo Pinto	2009-00001791; Volume 1604, Page 236
Pecos	Volume 367, Page 182
Rains	Volume 511, Page 767
Red River	Volume 628, Page 397
Reeves	Volume 816, Page 721
Robertson	Volume 1068, Page 185
Somervell	20090519
Stephens	Volume 1951, Page 135
Tarrant	D209075370
Terrell	Volume 207, Page 148
Titus	200900001161
Van Zandt	2009-002155
Ward	Volume 858, Page 638
Winkler	09-3308
Young	Volume 1052, Page 105

Exhibit A

OFFICER’S CERTIFICATE

In connection with that certain First Mortgage Indenture dated as of March 23, 2009 (the “Indenture”), between Texas-New Mexico Power Company, a Texas corporation (the “Company”), and Union Bank, N.A. (successor to The Bank of New York Mellon Trust Company, N.A., a national banking association), as trustee (the “Trustee”), as supplemented by (i) that certain First Supplemental Indenture dated as of March 23, 2009 (the “First Supplemental Indenture”), (ii) that certain Second Supplemental Indenture dated as of March 25, 2009 (the “Second Supplemental Indenture”) and (iii) that certain Third Supplemental Indenture dated as of April 30, 2009 (the “Third Supplemental Indenture”) as amended by that certain First Amendment to Third Supplemental Indenture dated as of December 16, 2010 (the “First Amendment”), (iv) that certain Fourth Supplemental Indenture dated as of September 30, 2011 (the “Fourth Supplemental Indenture”), (v) that certain Fifth Supplemental Indenture dated as of April 3, 2013 (the “Fifth Supplemental Indenture”), and (vi) that certain Sixth Supplemental Indenture dated as of June 27, 2014 (the “Sixth Supplemental Indenture”), each between the Company and the Trustee, pursuant to Section 4.4 of that certain Bond Purchase Agreement dated as of December 9, 2013 (the “Bond Purchase Agreement”) among the Company and Delaware Investments, New York Life Insurance Company, Northwestern Investment Management Company and OneAmerica Securities, Inc. (the “Purchasers”), Jackson Walker L.L.P. (“JWLLP”) will deliver its legal opinion (the “Opinion”) addressed to the Purchasers relating to certain matters more specifically set forth therein. The undersigned hereby certifies to JWLLP that he or she is an Authorized Officer of the Company and that he or she makes this certificate on behalf of the Company in connection with the rendering by JWLLP of the Opinion knowing that this certificate will be relied upon in the issuance of the Opinion, and further certifies as follows (capitalized terms used herein which are defined in the Indenture have the same meanings set forth in the Indenture):

(a)
The undersigned has reviewed the Indenture, the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, as amended by the First Amendment, the Fourth Supplemental Indenture, the Fifth Supplemental Indenture and the Sixth Supplemental Indenture (collectively, the “Indenture Documents”).

(b)
The Company has designated the Designated Property Additions (as defined in the Opinion, and herein so called) to be made the basis of the authentication and delivery of the Property Additions Portion (as defined in the Opinion) of the Bonds (as defined in the Opinion).

(c)	The Designated Property Additions (i) consist exclusively of personal property owned by the Company and located in the State of Texas, and (ii) do not constitute Excepted Property.

(d)
The Company does not own any real property other than (i) real property described in the Indenture (but excluding the Property described in Exhibit A-67 (Collin County, Texas) and Exhibits A-78, A-82 and A-90 (Bosque County, Texas) of the Indenture, all of which have been released from the Lien of the Indenture Documents) and located within the counties in the State of Texas listed on Schedule 1 to the Opinion (the “Counties”) and (ii) real property acquired since the date of the Indenture located in one or more of the Counties (the “Acquired Property”).

(e)
The descriptions set forth in the Indenture Documents of property owned by the Company constituting real property (other than (i) the real property that is owned in fee and specifically described in Exhibit A of the Indenture and (ii) the Acquired Property), including, without limitation, rights-of-way held by the Company, property subject to rights-of way in favor of the Company or otherwise used or to be used by the Company primarily for right-of-way purposes, and property held under lease, easement, license or similar right, are true, accurate, complete and correct in all respects and accurately and reasonably set forth and describe the nature or extent of the Company’s interest in such property.

(f)	Each “Terminated Filing” (as defined in the Opinion) was terminated by the applicable secured party described therein.

(g)	No property included within the Designated Property Additions is included within the collateral described in any Specific Property Filing (as defined in the Opinion).

(h)
The undersigned acknowledges, understands and agrees that JWLLP is relying on this certificate in connection with the execution and delivery of the Opinion and that this certificate may be attached to the Opinion and will be relied upon by the persons and entities that are entitled to rely on the Opinion.

IN WITNESS WHEREOF, the undersigned has caused this certificate to be executed as of this [___] day of [_______], 2014.

Terry R. Horn, Vice President and Treasurer of Texas-New Mexico Power Company, a Texas corporation

Exhibit B

Lien Search

Exhibit C

Terminated Filings

[TO BE UPDATED BASED ON UPDATED SEARCH AT TIME OF CLOSING]

Initial Filing Number	Filing Type	Filing Date
74-00077854	Utility Security Instrument	07/29/1974
87-00304061	Utility Security Instrument	12/03/1987
88-00229147	Utility Security Instrument	10/04/1988
91-00145011	Utility Security Instrument	06/26/1991
92-00014087	Utility Security Instrument	01/27/1992
93-00186143	Utility Security Instrument	09/29/1993
95-00213292	Utility Security Instrument	11/06/1995
95-00213293	Utility Security Instrument	11/06/1995
95-00213294	Utility Security Instrument	11/06/1995
95-00218930	Utility Security Instrument	11/14/1995
96-00179569	Utility Security Instrument	09/13/1996
99-00007925	Utility Security Instrument	01/14/1999
99-00007926	Utility Security Instrument	01/14/1999
99-00018908	Utility Security Instrument	01/20/1999
02-0014011897	Transmitting Utility	01/02/2002

Exhibit D

Specific Property Filings

[TO BE UPDATED BASED ON UPDATED SEARCH AT TIME OF CLOSING]

Initial Filing Number	Filing Type	Filing Date
02-0017560748	Financing Statement	01/30/2002
02-0034972017	Financing Statement	06/25/2002
03-0018703032	Financing Statement	02/26/2003
03-0018841611	Financing Statement	02/27/2003
04-0092283240	Financing Statement	12/22/2004
04-0092283351	Financing Statement	12/22/2004
04-0092283462	Financing Statement	12/22/2004
04-0092283573	Financing Statement	12/22/2004
04-0092283684	Financing Statement	12/22/2004
04-0092283795	Financing Statement	12/22/2004
04-0092283806	Financing Statement	12/22/2004
04-0092284049	Financing Statement	12/22/2004
05-0002863943	Financing Statement	01/27/2005
05-0002864075	Financing Statement	01/27/2005
05-0003310496	Financing Statement	02/01/2005
05-0007316345	Financing Statement	03/09/2005
05-0007316567	Financing Statement	03/09/2005
05-0007316789	Financing Statement	03/09/2005
05-0008918869	Financing Statement	03/23/2005
05-0016402169	Financing Statement	05/25/2005
05-0018266301	Financing Statement	06/10/2005
05-0035140684	Financing Statement	11/14/2005
05-0038709123	Financing Statement	12/20/2005
06-0010055037	Financing Statement	03/28/2006
06-0010055148	Financing Statement	03/28/2006
06-0010138544	Financing Statement	03/29/2006
06-0011351572	Financing Statement	04/07/2006
09-0003396090	Financing Statement	02/04/2006
10-0000371355	Financing Statement	01/06/2010

Texas-New Mexico Power Company
577 North Garden Ridge Boulevard
Lewisville, Texas 75067
June 27, 2014

To the Purchasers listed
on Schedule B to the Agreement (defined below)

Ladies and Gentlemen:
I have acted as counsel for Texas-New Mexico Power Company, a Texas corporation (the “Company”), in connection with the issuance and sale by the Company on the date hereof of $80,000,000 aggregate principal amount of its 4.03% First Mortgage Bonds, due 2024, Series 2014A (the “2014A Bonds”) pursuant to the First Mortgage Indenture (the “Base Indenture”), dated as of March 23, 2009, between the Company and Union Bank, N.A. (successor to The Bank of New York Mellon Trust Company, N.A.), as trustee (the “Trustee”), as heretofore supplemented and as further supplemented by the Sixth Supplemental Indenture, dated as of June 27, 2014 between the Company and the Trustee (the “Sixth Supplemental Indenture”, and together with the Base Indenture, as heretofore supplemented, the “Indenture”) and in accordance with that certain Bond Purchase Agreement, dated as of December 9, 2013 between the Company and you, the Purchasers named therein (the “Agreement”). All capitalized terms used herein which are not otherwise defined herein shall have the meanings assigned thereto in the Agreement.
This opinion letter is delivered to you at the request of the Company pursuant to Section 4.4(a) of Agreement.
In rendering the opinions set forth herein, I have examined the Agreement, the Indenture, the 2014A Bonds and the Memorandum. In connection with this opinion letter, I have also examined originals or copies, certified or otherwise identified to my satisfaction, of the articles of incorporation and the bylaws or other organizational documents of the Company and resolutions relating to the issuance and sale of the 2014A Bonds of the board of directors of the Company, the board of directors of the Company’s Parent, PNM Resources, Inc. (“PNMR”) and of the pricing committee of the PNMR board of directors. In addition, I have examined such other records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as I have deemed relevant and necessary as a basis for the opinions hereinafter set forth.
In my examination, I have assumed (i) the due authorization, execution and delivery of all documents by all parties and the validity and binding effect thereof (other than the authorization, execution and delivery of such documents by the Company and the validity and binding effect thereof on the Company), (ii) the corporate power and authority of all parties (other than the Company), (iii) the genuineness of all signatures and the legal capacity of individuals, (iv) the authenticity of all documents submitted to me as originals, and (v) the conformity to the originals of all documents submitted to me as certified copies or photocopies and the authenticity of the originals of such copies. As to any factual matters material to my opinion which I did not independently establish or verify, I have relied upon the representations, statements and certifications of public officials and officers, directors, and employees of the Company, including, without limitation, the representations of the Company contained in the Agreement. My opinion as to applicable laws and regulations contained in paragraph 4 below is based upon my review or knowledge of those laws and regulations which in my experience are normally applicable to transactions of the type described in the Memorandum.
I express no opinion herein concerning any laws other than the internal laws of the State of Texas, and my opinion does not address (i) securities laws or regulations, (ii) pension or employee benefit laws or regulations, (iii) anti-trust or unfair competition laws or regulations, (iv) tax laws or regulations, (v) environmental, land use or subdivision laws or regulations, (vi) health or safety laws or regulations, or (vii) any action, consent, approval, filing, recording or registration by or with any governmental body, agency or official that may be required under any of the foregoing items (i) through (vi).
Based upon and subject to the foregoing and the other assumptions, understandings and limitations contained herein, I am of the opinion that:
1.    The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Texas, with full corporate power and authority to own its properties and conduct its business as described in the Memorandum. The Company is duly qualified to do business as a foreign corporation and in good standing under the laws of each jurisdiction which requires such qualification, other than in those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
2.    The Company has the corporate power to issue and sell the 2014A Bonds, execute, deliver and perform its obligations under the Agreement, the Indenture and the 2014A Bonds, and the Company has taken all necessary corporate action to authorize the issue and sale of the 2014A Bonds, execution, delivery and performance by it of the Agreement, Indenture and the 2014A Bonds.
3.    Each of the Base Indenture, the Agreement and the Sixth Supplemental Indenture has been duly authorized, executed and delivered by the Company. The 2014A Bonds have been duly authorized and executed by the Company.
4.    Neither the execution and delivery by the Company of the Agreement, the Indenture, and the 2014A Bonds, nor the performance by the Company of its obligations thereunder: (a) violates any applicable law or regulation of the State of Texas that. in each case, is applicable to the Company; (b) violates any provision of the articles of incorporation or bylaws of the Company; or (c) violates, results in any breach of any of the terms of, or constitutes a default under any indenture, credit agreement, mortgage, or deed of trust, or any other material contract, agreement or instrument to which the Company is a party or by which the Company or its properties may be bound.
5.    No consent, approval or authorization, filing with or order of any Texas governmental agency, or Texas court, is required to be obtained by the Company for the issuance and sale of the 2014A Bonds.

6.    To my knowledge, there is no outstanding judgment, action, suit or proceeding pending against the Company before any court, governmental agency or arbitrator which challenges the validity of the Agreement, the Indenture or the 2014A Bonds.
This opinion letter is rendered solely for the benefit of the Purchasers listed on Schedule B to the Agreement in connection with their purchase on the date hereof of the 2014A Bonds pursuant to the Agreement. This opinion letter may not be relied upon by such Purchasers for any other purpose and may not otherwise be used, circulated, quoted, relied upon or otherwise referred to by any other person or entity for any other purpose without my prior written consent, except that (a) McGuireWoods LLP and Chapman and Cutler LLP, in delivering their respective opinion letters to you under Section 4.4 of the Agreement, may rely on this opinion letter, (b) the Trustee may rely on this opinion letter, solely in its capacity as Trustee under the Indenture, to the same extent as if this opinion letter was addressed to the Trustee, (c) a copy of this opinion letter may be delivered to an institutional “accredited investor” (as defined in Rule 501 under the Securities Act of 1933) to whom a holder of 2014A Bonds proposes to sell or transfer such 2014A Bonds, and (e) any such accredited investor that becomes a registered holder of a 2014A Bond (“future holder”) may rely on this opinion letter as if it were addressed to such future holder and delivered to such future holder on the date hereof on the condition and understanding that (i) this opinion letter speaks only as of the date hereof, (ii) I have no responsibility or obligation to update this opinion letter, to consider its applicability or correctness to any person other than its addressee(s), or to take into account changes in law, facts or any other developments of which I may later become aware, and (iii) any such reliance by a future holder must be actual and reasonable under the circumstances existing at the time of it becoming a registered holder, including any changes in law, facts or any other developments known to or reasonably knowable by such future holder at such time.
Furthermore, a copy of this opinion letter may be furnished to, but not relied upon by (i) the National Association of Insurance Commissioners, (ii) any state, federal or provincial authority or independent banking or insurance board having regulatory jurisdiction over a holder of the 2014A Bonds in the exercise of their regulatory due diligence and (iii) any court of law or other tribunal in connection with any matter relating to the Agreement, the Indenture, the Sixth Supplemental Indenture, the 2014A Bonds or this opinion letter.
The opinions set forth herein are made as of the date hereof, and I assume no obligation to supplement this opinion letter if any applicable laws change after the date hereof or if I become aware after the date hereof of any facts that might change the opinions expressed herein.

Sincerely yours,
Scott Seamster
Corporate Counsel Regulatory Policy and Litigation Management
PNMR Services Company

FORM OF OPINION OF SPECIAL COUNSEL
TO THE PURCHASERS
[To Be Provided on a Case by Case Basis]

SCHEDULE 4.4(b)
(to Bond Purchase Agreement)

Schedule 5.3
Disclosure Materials
Texas-New Mexico Power Company

IntraLink Items:	Document Title
TNMP Cover Letter	TNMP Cover Letter 10.18.13.pdf
TNMP Bond Purchase Agreement	TNMP Bond Purchase Agreement.pdf
TNMP Bond Purchase Agreement -- Redline	TNMP Bond Purchase Agreement_Redline.pdf
TNMP First Mortgage Indenture	TNMP First Indenture 3-23-09.pdf
TNMP Historical Supplemental	TNMP First Supplemental Indenture 3.23.09.pdf
TNMP Historical Supplemental	TNMP Second Supplemental Indenture 3.25.09.pdf
TNMP Historical Supplemental	TNMP Third Supplemental Indenture 4.30.09.pdf
TNMP Historical Supplemental	TNMP First Amendment to Third Supplemental Indenture
TNMP Historical Supplemental	TNMP Fourth Supplemental Indenture 09.30.11.pdf
TNMP Historical Supplemental	TNMP Fifth Supplemental Indenture 04.03.13.pdf
TNMP Supplemental Indenture	TNMP_Sixth_Supplemental_Indenture_11.6.13.pdf
TNMP Private Placement Memorandum	TNMP Private Placement Memorandum.pdf
Earnings Press Release	PNM_Q3_2013_Earnings_Press_Release.pdf
TNMP Investor Call Presentation	TNMP Investor Presentation October 2013 PNM FINAL.pdf
Moody's places ratings of most US regulated utilities on review for upgrade	Moody's_places_ratings_of_most_US_regulated_utilities_on_review_for_upgrade.pdf
Moody's Ratings Reports	TNMP Moody's Credit Opinion June 2013.pdf
S&P Ratings Reports	S&P Corrects rating on TNMP FMB to A- April 2013.pdf
S&P Ratings Reports	TNMP S&P Full Analysis January 2012.pdf
S&P Ratings Reports	TNMP S&P Summary April 2013.pdf

Financial Statements Listed in Schedule 5.5

SEC Filings:TNMP's 2009-2012 10-Ks, 10-Qs for March 31, 2013, June 30, 2013 and September 30, 2013 and Current Reports on Form 8-K filed to date in 2013 by EDGAR and available on the following link:
http://www.sec.gov/cgi-bin/browse-edgar?action=getcompany&CIK=0000022767&owner=exclude&count=40&hidefilings=0

SCHEDULE 5.3
(to Bond Purchase Agreement)

Schedule 5.4
Organization and Ownership of Shares of Subsidiaries; Affiliates
As of December 9, 2013

i)	The Company’s Subsidiaries (as defined):

None

ii)	The Company’s Affiliates, other than Subsidiaries:

a)	PNM Resources, Inc.

b)	TNP Enterprises, Inc.

c)	Public Service Company of New Mexico

d)	PNMR Services Company

iii)	The Company’s Directors and Officers (Including Senior Officers):

a)	Directors:
Patricia K. Collawn, Chairman
Ronald N. Darnell, Director
Charles N. Eldred, Director
Ronald E. Talbot, Director
James N. Walker, Director

b)	Officers (Including Senior Officers):
Patrick V. Apodaca, Senior Vice President, General Counsel and Secretary
Patricia K. Collawn, Chief Executive Officer
Terry R. Horn, Vice President and Treasurer
Thomas G. Sategna, Vice President and Controller
Evans Spanos, Vice President, Operations
Ronald E. Talbot, Senior Vice President and Chief Operating Officer
James N. Walker, President
Stacey R. Whitehurst, Vice President, Regulatory Affairs

___________________________
1 List does not include inactive Affiliates.

SCHEDULE 5.4
(to Bond Purchase Agreement)

Date Filed	SEC Filings	Description
11/1/2013	10-Q	Quarterly Reports
8/2/2013	10-Q	Quarterly Reports
5/6/2013	10-Q	Quarterly Reports
3/1/2013	10-K	Annual Reports
2/29/2012	10-K	Annual Reports
3/30/2011	10-K-A	Amended Annual Reports
3/1/2011	10-K	Annual Reports
3/30/2010	10-K	Amended Annual Reports
3/1/2010	10-K	Annual Reports
3/2/2009	10-K	Annual Reports

Available on the following link:
http://www.sec.gov/cgi-bin/browse-edgar?action=getcompany&CIK=0000022767&owner=exclude&count=40&hidefilings=0

SCHEDULE 5.5
(to Bond Purchase Agreement)

Schedule 5.15
Existing Indebtedness Of Texas-New Mexico Power Company
As of 9/30/2013

Long-term Debt

Description	Date of Note	Maturity Date	Interest Rate	Outstanding Principal ($ in millions)	Collateral
Taxable First Mortgage Bonds (CUSIP # 882587AY4)	5/23/2009	4/1/2019	9.50%	$172.3	Mortgaged Property
Taxable First Mortgage Bonds (CUSIP # 48305QAA1)	4/3/2013	4/1/2043	6.95%	$93.2	Mortgaged Property
Term Loan*(inclusive of swap to fixed) Lender: Union Bank	5/23/2009	6/30/2014	1.35%	$50.0	First Mortgage Bond
TNMP Total Long-term Debt				**$315.5**	

Short-term Debt

Description	Date of Note	Maturity Date	Interest Rate	Outstanding Principal ($ in millions)	Collateral
TNMP $75 million Revolver* Lenders: Key Bank; JPMorgan; Union Bank; Sun Trust; Wells Fargo	9/18/2013	9/18/2018	1.30%	$12.0	First Mortgage Bond
TNMP $50 million Intercompany* Lender: PNM Resources, Inc. (parent)	2/1/2007	Renewed yearly as appropriate	1.61%	$33.1	None
TNMP Total Short-term Debt				**$45.1**	

* Based on LIBOR of 0.18% as of 9/30/2013

SCHEDULE 5.15
(to Bond Purchase Agreement)

TEXAS-NEW MEXICO POWER COMPANY
414 Silver Ave. SW
Albuquerque, New Mexico 87102-3289

INFORMATION RELATING TO PURCHASERS

Name and Address of Purchaser	Principal Amount of Bonds to be Purchased
THE LINCOLN NATIONAL LIFE INSURANCE COMPANY
c/o Delaware Investment Advisers
2005 Market Street, Mail Stop 41-104
Philadelphia, Pennsylvania 19103
Attention: Fixed Income Private Placements
Private Placement Fax: (215) 255-1654
$8,000,000 $6,000,000 $4,000,000 $3,000,000 $2,000,000 $2,000,000
Payments
All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as [Draftsperson: Here insert description of issue as for example: “Texas-New Mexico Power Company, 4.03% First Mortgage Bonds due 7/1/2024, PPN [______], principal, premium or interest”) to:
The Bank of New York Mellon
(via Fed Wire)
One Wall Street, New York, NY 10286
ABA #: 021000018
BENEFICIARY Account #: IOC566
Attn: The Bank of New York Mellon Private Placement P & I Dept.
For Further Credit: The Lincoln National Life Insurance Company
Further Credit Custody A/C #: (insert the Custody Account # listed above)
REFERENCE: PPN # / SECURITY DESC / PAYT REASON

PRINCIPAL AMOUNT        BANK CUSTODY
OF NOTES    ACCOUNT NAME    NUMBER

$8,000,000    Lincoln National Life Insurance Company (Seg 66)    215733
$6,000,000    Lincoln National Life Insurance Company (Seg 16)    216625
$4,000,000    Lincoln National Life Insurance Company (Seg 76)    215736
$3,000,000    Lincoln National Life Insurance Company (Seg 11)    215715
$2,000,000    Lincoln National Life Insurance Company (Seg 46)    215726
$2,000,000    Lincoln National Life Insurance Company (Seg J201)    186228

SCHEDULE B
(to Bond Purchase Agreement)

Notices
All notices of payments on or in respect of the Notes and written confirmation of each such payment to be addressed to:

INVESTMENT ADVISER ADDRESS --ALL COMMUNICATIONS:	TREASURY OPERATIONS --NOTICE OF PAYMENT ONLY:	BANK ADDRESS --NOTICE OF PAYMENT ONLY:
Delaware Investment Advisers 2005 Market Street, Mail Stop 41-104 Philadelphia, PA 19103 Attn: Fixed Income Private Placements Private Placement Fax: 215-255-1654	Lincoln Financial Group 1300 South Clinton Street Fort Wayne, IN 46802 Attn: K. Estep – Treasury Operations Fax: 260-455-1441	The Bank of New York Mellon P. O. Box 19266 Newark, New Jersey 07195 Attn: Private Placement P & I Dept Ref: Acct Name/Custody A/C# /PPN#
All other notices and communications to be addressed as first provided above.
Name of Nominee in which Notes are to be issued: None
Taxpayer I.D. Number: 35-0472300
Forward Securities To:
The Bank of New York Mellon
Attn: Free Receive Department
Contact Person: Anthony Saviano, Dept. Manager (Telephone 212-635-6764)
One Wall Street, 3RD Floor
New York, NY 10286
(in cover letter reference note amt, acct name, and bank custody acct #)

Please fax copy of cover letter to: Karen Costa – The Bank of New York Mellon
Fax #: (315) 414-5017

Name and Address of Purchaser	Principal Amount of Bonds to be Purchased
NEW YORK LIFE INSURANCE COMPANY c/o New York Life Investment Management LLC 51 Madison Avenue 2nd Floor, Room 208 New York, New York 10010 Attention: Fix Income Investors Group Private Finance Fax #: (212) 447-4122	$6,400,000
(1)    All payments by wire or intrabank transfer of immediately available funds to:
JPMorgan Chase Bank
New York, New York 10019
ABA No. 021-000-021
Credit: New York Life Insurance Company
General Account No. 008-9-00687
with sufficient information (including issuer, PPN number, interest rate, maturity and whether payment is of principal, premium, or interest) to identify the source and application of such funds.
All notices of payments, written confirmations of such wire transfers and any audit confirmation:
New York Life Insurance Company
c/o New York Life Investment Management LLC
51 Madison Avenue
2nd Floor, Room 208
New York, New York 10010-1603
Attention:    Securities Operations
Private Group
2nd Floor
Fax #: 908-840-3385

with a copy sent electronically to:
FIIGLibrary@nylim.com
TraditionalPVtOps@nylim.com
Any changes in the foregoing payment instructions shall be confirmed by e-mail to NYLIMWireConfirmation@nylim.com prior to becoming effective.
(2)    All other communications:
New York Life Insurance Company
c/o New York Life Investment Management LLC
51 Madison Avenue
2nd Floor, Room 208
New York, New York 10010
Attention:     Fixed Income Investors Group
Private Finance
2nd Floor
Fax #: (212) 447-4122
with a copy sent electronically to:
FIIGLibrary@nylim.com
TraditionalPVtOps@nylim.com
and with a copy of any notices regarding defaults or Events of Default under the operative documents to:
Attention:    Office of General Counsel
Investment Section, Room 1016
Fax #: (212) 576-8340
(3)    Note(s) to be registered in the name of: New York Life Insurance Company
(4)    Tax I.D. No. 13-5582869
(5)    Original Bonds to be delivered to:
Dean Morini
New York life Insurance Company
51 Madison Avenue, Room 1016
New York, NY 10010

Name and Address of Purchaser	Principal Amount of Bonds to be Purchased
NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION c/o New York Life Investment Management LLC 51 Madison Avenue 2nd Floor, Room 208 New York, New York 10010 Attention: Fix Income Investors Group Private Finance Fax #: (212) 447-4122	$13,000,000
(1)    All payments by wire or intrabank transfer of immediately available funds to:
JPMorgan Chase Bank
New York, New York 10019
ABA No. 021-000-021
Credit: New York Life Insurance and Annuity Corporation
General Account No. 323-8-47382
with sufficient information (including issuer, PPN number, interest rate, maturity and whether payment is of principal, premium, or interest) to identify the source and application of such funds.
All notices of payments, written confirmations of such wire transfers and any audit confirmation:
New York Life Insurance and Annuity Corporation
c/o New York Life Investment Management LLC
51 Madison Avenue
2nd Floor, Room 208
New York, New York 10010-1603
Attention:    Securities Operations
Private Group
2nd Floor
Fax #: 908-840-3385

with a copy sent electronically to:
FIIGLibrary@nylim.com
TraditionalPVtOps@nylim.com
Any changes in the foregoing payment instructions shall be confirmed by e-mail to NYLIMWireConfirmation@nylim.com prior to becoming effective.
(2)    All other communications:
New York Life Insurance and Annuity Corporation
c/o New York Life Investment Management LLC
51 Madison Avenue
2nd Floor, Room 208
New York, New York 10010-1603
Attention:     Fixed Income Investors Group
Private Finance
2nd Floor
Fax #: (212) 447-4122
with a copy sent electronically to:
FIIGLibrary@nylim.com
TraditionalPVtOps@nylim.com
and with a copy of any notices regarding defaults or Events of Default under the operative documents to:
Attention:    Office of General Counsel
Investment Section, Room 1016
Fax #: (212) 576-8340
(3)    Note(s) to be registered in the name of: New York Life Insurance and Annuity
                            Corporation
(4)    Tax I.D. No. 13-3044743
(5)    Original Bonds to be delivered to:
Dean Morini
New York life Insurance Company
51 Madison Avenue, Room 1016
New York, NY 10010

Name and Address of Purchaser	Principal Amount of Bonds to be Purchased
NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION INSTITUTIONALLY OWNED LIFE INSURANCE SEPARATE ACCOUNT (BOLI 30C) c/o New York Life Investment Management LLC 51 Madison Avenue 2nd Floor, Room 208 New York, New York 10010 Attention: Fix Income Investors Group Private Finance Fax #: (212) 447-4122	$600,000
(1)    All payments by wire or intrabank transfer of immediately available funds to:
JPMorgan Chase Bank
New York, New York 10019
ABA No. 021-000-021
Credit: NYLIAC SEPARATE BOLI 30C
General Account No. 304-6-23970
with sufficient information (including issuer, PPN number, interest rate, maturity and whether payment is of principal, premium, or interest) to identify the source and application of such funds.
All notices of payments, written confirmations of such wire transfers and any audit confirmation:
New York Life Insurance and Annuity Corporation
  Institutionally Owned Life Insurance Separate Account
c/o New York Life Investment Management LLC
51 Madison Avenue
2nd Floor, Room 208
New York, New York 10010-1603
Attention:    Securities Operations
Private Group
2nd Floor
Fax #: 908-840-3385

with a copy sent electronically to:
FIIGLibrary@nylim.com
TraditionalPVtOps@nylim.com
Any changes in the foregoing payment instructions shall be confirmed by e-mail to NYLIMWireConfirmation@nylim.com prior to becoming effective.
(2)    All other communications:
New York Life Insurance and Annuity Corporation
  Institutionally Owned Life Insurance Separate Account
c/o New York Life Investment Management LLC
51 Madison Avenue
2nd Floor, Room 208
New York, New York 10010-1603
Attention:     Fixed Income Investors Group
Private Finance
2nd Floor
Fax #: (212) 447-4122
with a copy sent electronically to:
FIIGLibrary@nylim.com
TraditionalPVtOps@nylim.com
and with a copy of any notices regarding defaults or Events of Default under the operative documents to:
Attention:    Office of General Counsel
Investment Section, Room 1016
Fax #: (212) 576-8340
(3)    Note(s) to be registered in the name of: New York Life Insurance and Annuity
    Corporation Institutionally Owned Life Insurance Separate Account (BOLI 30C)
(4)    Tax I.D. No. 13-3044743
(5)    Original Bonds to be delivered to:
Dean Morini
New York life Insurance Company
51 Madison Avenue, Room 1016
New York, NY 10010

Name and Address of Purchaser	Principal Amount of Bonds to be Purchased
THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY 720 East Wisconsin Avenue Milwaukee, WI 53202 Attention: Securities Department E-mail: privateinvest@northwesternmutual.com	$25,000,000
Payments

I.
All payments on account of Bonds held by such Purchaser shall be made by wire transfer of immediately available funds, providing sufficient information to identify the source of the transfer, the amount of the dividend and/or redemption (as applicable) and the identity of the security as to which payment is being made.

Please contact our Treasury & Investment Operations Department to securely obtain wire transfer instructions for The Northwestern Mutual Life Insurance Company.
E-mail: payments@northwesternmutual.com
Phone: (414) 665-1679
Notices

II.	All notices with respect to confirmation of payments on account of the Bonds shall be delivered or mailed to:
The Northwestern Mutual Life Insurance Company
720 East Wisconsin Avenue
Milwaukee, WI 53202
Attention: Investment Operations
E-mail: payments@northwesternmutual.com
Phone: (414) 665-1679

III.	All other communications shall be delivered or mailed to:
The Northwestern Mutual Life Insurance Company
720 East Wisconsin Avenue
Milwaukee, WI 53202
Attention: Securities Department
E-mail: privateinvest@northwesternmutual.com

IV.	Tax Identification No.: 39-0509570

V.	Address for delivery of Bonds:
The Northwestern Mutual Life Insurance Company
720 East Wisconsin Avenue
Milwaukee, WI 53202
Attention: Ryan Heinemann

Name and Address of Purchaser	Principal Amount of Bonds to be Purchased
AMERICAN UNITED LIFE INSURANCE COMPANY Attention: Michael Bullock, Securities Department One American Square, Suite 305W Post Office Box 368 Indianapolis, Indiana 46206	$5,000,000
Payments
Texas New Mexico Power Company shall make payment of principal and interest on the note(s) in immediately available funds by wire transfer to the following bank account:
AMERICAN UNITED LIFE INSURANCE COMPANY
Bank of New York
ABA #: 021000018
Credit Account: GLA111566
Account Name: American United Life Insurance Company
Account #: 186683
P & I Breakdown: (Insert)
Re: (Insert CUSIP/PPN and credit name here)
Payments should contain sufficient information to identify the breakdown of principal and interest and should identify the full description of the note(s) and the payment date.
Notices
Please send all POST-CLOSING documentation to:
American United Life Insurance Company
Attn: Mike Bullock, Securities Department
One American Square, Suite 305W
Post Office Box 368
Indianapolis, IN 46206
The United States Tax I.D. Number of American United Life Insurance Company is 35-0145825.

The original note(s) should be sent to:
Bank of New York
One Wall Street, 3rd Floor
New York, NY 10286
Re: American United Life Insurance Company, Account # 186683
Attn: Anthony Saviano/Window A
cc: Michele Morris/NYC Physical Desk on all correspondence

Name and Address of Purchaser	Principal Amount of Bonds to be Purchased
THE STATE LIFE INSURANCE COMPANY Attention: Michael Bullock, Securities Department One American Square, Suite 305W Post Office Box 368 Indianapolis, Indiana 46206	$5,000,000
Payments
Texas New Mexico Power Company shall make payment of principal and interest on the note(s) in immediately available funds by wire transfer to the following bank account:
THE STATE LIFE INSURANCE COMPANY
Bank of New York
ABA #: 021000018
Credit Account: GLA111566
Account Name: The State Life Insurance Company
Account #: 343761
P & I Breakdown: (Insert)
Re: (Insert CUSIP/PPN and credit name here)
Payments should contain sufficient information to identify the breakdown of principal and interest and should identify the full description of the note(s) and the payment date.
Notices
Please send all POST-CLOSING documentation to:
American United Life Insurance Company
Attn: Mike Bullock, Securities Department
One American Square, Suite 305W
Post Office Box 368
Indianapolis, IN 46206
The United States Tax I.D. Number of The State Life Insurance Company is 35-0684263.

The original note(s) should be sent to:
Bank of New York
One Wall Street, 3rd Floor
New York, NY 10286
Re: The State Life Insurance Company, c/o American United Life Insurance Company,
    Account # 343761
Attn: Anthony Saviano/Window A
cc: Michele Morris/NYC Physical Desk on all correspondence

(4) All other communications:

Schedule C: Form of Sixth Supplemental Indenture

FORM OF SIXTH SUPPLEMENTAL INDENTURE

[SEE ATTACHED.]

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___________________________________________________________________________
___________________________________________________________________________

TEXAS-NEW MEXICO POWER COMPANY

to

UNION BANK, N.A.,
as Trustee

_______________________________________

SIXTH SUPPLEMENTAL INDENTURE
dated as of June 27, 2014

Supplemental to the First Mortgage Indenture
dated as of March 23, 2009
(file no.:  09-0007931211)

Establishing a series of Securities designated

4.03% FIRST MORTGAGE BONDS, DUE 2024, SERIES 2014A

___________________________________________________________________________
___________________________________________________________________________

THIS INSTRUMENT GRANTS A SECURITY INTEREST BY A UTILITY

THIS INSTRUMENT CONTAINS AFTER-ACQUIRED PROPERTY PROVISIONS

2
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Address of Debtor:
Texas-New Mexico Power Company
Attention: Vice President and Treasurer
414 Silver Ave. SW, MS 0905
Albuquerque, New Mexico 87102-3289

Address of Secured Party:
Union Bank, N.A., as Trustee
120 S. San Pedro Street, Suite 400
Los Angeles, California   90012
Attention: Corporate Trust – Timothy P. Miller

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SIXTH SUPPLEMENTAL INDENTURE, dated as of June 27, 2014, between TEXAS-NEW MEXICO POWER COMPANY, a corporation organized and existing under the laws of the State of Texas (the “Company”), and UNION BANK, N.A., a national banking association organized and existing under the laws of the United States (successor as trustee to The Bank of New York Mellon Trust Company, N.A.), as Trustee under the Indenture hereinafter referred to (the “Trustee”).

RECITALS OF THE COMPANY

WHEREAS, the Company has heretofore executed and delivered to the Trustee a First Mortgage Indenture dated as of March 23, 2009 (the “Original Indenture”), providing for the issuance by the Company from time to time of its bonds, notes or other evidence of indebtedness to be issued in one or more series (in the Original Indenture and herein called the “Securities”) and to provide security for the payment of the principal of and premium, if any, and interest, if any, on the Securities and the performance and observance of the other obligations of the Company thereunder; and

WHEREAS, the Company has also heretofore executed and delivered to the Trustee a First Supplemental Indenture, dated as of March 23, 2009, a Second Supplemental Indenture, dated as of March 25, 2009, a Third Supplemental Indenture, dated as of April 30, 2009, as amended by a First Amendment, dated as of December 16, 2010, a Fourth Supplemental Indenture, dated as of September 30, 2011, and a Fifth Supplemental Indenture, dated as of April 3, 2013, each such supplemental indenture being between the Company and the Trustee, each providing for the establishment of the terms of a series of Securities (the Original Indenture, as supplemented by said First Supplemental Indenture, said Second Supplemental Indenture, said Third Supplemental Indenture (as amended), said Fourth Supplemental Indenture and said Fifth Supplemental Indenture, the “Indenture”); and

WHEREAS, on June 1, 2011, Union Bank, N.A. succeeded to The Bank of New York Mellon Trust Company, N.A., as Trustee under the Indenture; and

WHEREAS, the Company, in the exercise of the power and authority conferred upon and reserved to it under the provisions of the Indenture and pursuant to appropriate resolutions of the Board of Directors, has duly determined to make, execute and deliver to the Trustee this Sixth Supplemental Indenture to the Indenture as permitted by Sections 2.01, 3.01 and 14.01 of the Original Indenture in order to establish the form and terms of, and to provide for the creation and issuance of, a new series of Securities under the Indenture to be known as its “4.03% First Mortgage Bonds, due 2024, Series 2014A” (the “2014A Bonds”) in an aggregate principal amount of $80,000,000; and

WHEREAS, all things necessary to make the 2014A Bonds, when executed by the Company and authenticated and delivered by the Trustee or any Authenticating Agent and issued upon the terms and subject to the conditions hereinafter and in the Indenture set forth, the valid, binding and legal obligations of the Company and to make this Sixth Supplemental Indenture a valid, binding and legal agreement of the Company, have been done;

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NOW, THEREFORE, THIS SIXTH SUPPLEMENTAL INDENTURE WITNESSETH that, in order to establish the terms of the 2014A Bonds and for and in consideration of the premises and of the covenants contained in the Indenture and in this Sixth Supplemental Indenture and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, it is mutually covenanted and agreed as follows:

ARTICLE ONE

DEFINITIONS
Section 1.01 Certain Definitions. Each capitalized term that is used herein and is defined in the Original Indenture shall have the meaning specified in the Original Indenture unless such term is otherwise defined in this Sixth Supplemental Indenture. Unless the context otherwise requires, any reference herein to a “Section” or an “Exhibit” means a Section of, or an Exhibit to, this Sixth Supplemental Indenture, as the case may be. The words “herein,” “hereof” and “hereunder” and words of similar import refer to this Sixth Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision.
The following terms have the meanings given to them in this Article One and, for purposes of this Sixth Supplemental Indenture, such meanings shall supersede and replace the meanings given them, if any, in the Original Indenture:
Certain terms, used principally in Article Two, are defined in that Article.

“Blocked Person” means (i) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by the Office of Foreign Assets Control, United States Department of the Treasury (“OFAC”) (an “OFAC Listed Person”) (ii) an agent, department, or instrumentality of, or is otherwise beneficially owned by, controlled by or acting on behalf of, directly or indirectly, (x) any OFAC Listed Person or (y) any Person, entity, organization, foreign country or regime that is subject to any OFAC Sanctions Program, or (iii) otherwise blocked, subject to sanctions under or engaged in any activity in violation of other United States economic sanctions, including but not limited to, the Trading with the Enemy Act, the International Emergency Economic Powers Act, the Comprehensive Iran Sanctions, Accountability and Divestment Act (“CISADA”) or any similar law or regulation with respect to Iran or any other country, the Sudan Accountability and Divestment Act, any OFAC Sanctions Program, or any economic sanctions regulations administered and enforced by the United States or any enabling legislation or executive order relating to any of the foregoing (collectively, “U.S. Economic Sanctions”).
“Capital Stock” means (a) in the case of a corporation, all classes of capital stock of such corporation, (b) in the case of a partnership, partnership interests (whether general or limited), (c) in the case of a limited liability company, membership interests and (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or

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distributions of assets of, the issuing Person; including, in each case, all warrants, rights or options to purchase any of the foregoing.
“Change in Control” means the occurrence of any of the following: (a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all Capital Stock that such person or group has the right to acquire (such right, an “option right”), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of twenty-five percent (25%) of the Capital Stock of the Parent entitled to vote for members of the board of directors or equivalent governing body of the Parent on a fully diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); (b) during any period of 24 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Parent cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors); (c) any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation thereof, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of the Parent, or control over the Voting Stock of the Parent on a fully-diluted basis (and taking into account all such Voting Stock that such Person or group has the right to acquire pursuant to any option right) representing twenty-five percent (25%) or more of the combined voting power of such Voting Stock; or (d) the Parent shall cease to own, directly or indirectly, and free and clear of all Liens or other encumbrances (other than any Lien in favor of the administrative agent for the benefit of the lenders under any Material Credit Facility (as it may be amended, restated, supplemented, refinanced or otherwise modified from time to time) securing Indebtedness thereunder), at least 100% of the outstanding Voting Stock of the Company on a fully diluted basis.
“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.
“Consolidated Capitalization” means, with respect to any Person, the sum of (a) all of the shareholders’ equity or net worth of such Person and its Subsidiaries, as determined in

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accordance with GAAP plus (b) Consolidated Indebtedness of such Person and its Subsidiaries plus (c) the outstanding principal amount of Preferred Stock plus (d) 75% of the outstanding principal amount of Specified Securities of such Person and its Subsidiaries.
“Consolidated Indebtedness” means, as of any date of determination, with respect to any Person and its Subsidiaries on a consolidated basis, an amount equal to (a) all Indebtedness of such Person and its Subsidiaries as of such date minus (b) the outstanding principal amount of stranded cost securitization bonds of such Person and its Subsidiaries minus (c) an amount equal to the lesser of (i) 75% of the outstanding principal amount of Specified Securities of such Person and its Subsidiaries and (ii) 10% of Consolidated Capitalization (calculated assuming clause (i) above is applicable).
“Contingent Obligation” means, with respect to any Person, any direct or indirect liability of such Person with respect to any Indebtedness, liability or other obligation (the “primary obligation”) of another Person (the “primary obligor”), whether or not contingent, (a) to purchase, repurchase or otherwise acquire such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or provide funds (i) for the payment or discharge or any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor in respect thereof to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of any such primary obligation against loss or failure or inability to perform in respect thereof; provided, however, that, with respect to the Company and its Subsidiaries, the term Contingent Obligation shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Contingent Obligation of any Person shall be deemed to be an amount equal to the maximum amount of such Person’s liability with respect to the stated or determinable amount of the primary obligation for which such Contingent Obligation is incurred or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder).
“Controlled Entity” means (i) any of the Subsidiaries of the Company and any of their or the Company’s respective Controlled Affiliates and (ii) if the Company has a parent company, such parent company and its Controlled Affiliates. As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
“Default Rate” means, as of any date, that rate of interest that is the greater of (i) ___% per annum or (ii) 2% over the rate of interest publicly announced from time to time by Union Bank, N.A. in Los Angeles, California as its “base” or “prime” rate, as in effect on such date.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

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“ERISA Affiliate” means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.
“Fiscal Quarter” means each of the calendar quarters ending as of the last day of each March, June, September and December.
“GAAP” means generally accepted accounting principles as in effect from time to time in the United States of America, and, notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Statement of Financial Accounting Standards 159 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Company or any Subsidiary at “fair value”, as defined therein.”
“Hedging Agreements” means, collectively, interest rate protection agreements, equity index agreements, foreign currency exchange agreements, option agreements or other interest or exchange rate or commodity price hedging agreements (other than forward contracts for the delivery of power or gas written by the Company to its jurisdictional and wholesale customers in the ordinary course of business).
    “Indebtedness” means, with respect to any Person (without duplication), (a) all indebtedness and obligations of such Person for borrowed money or in respect of loans or advances of any kind, (b) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments, (c) all reimbursement obligations of such Person with respect to surety bonds, letters of credit and bankers’ acceptance (in each case, whether or not drawn or matured and in the stated amount thereof), (d) all obligations of such Person to pay for the deferred purchase price of property or services, (e) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, (f) all obligations of such Person as lessee under leases that are or are required to be, in accordance with GAAP, recorded as capital leases, to the extent such obligations are required to be so recorded, (g) the net termination obligations of such Person under any Hedging Agreements, calculated as of any date as if such agreement or arrangement were terminated as of such date in accordance with the applicable rules under GAAP, (h) all Contingent Obligations of such Person, (i) all obligations and liabilities of such Person incurred in connection with any transaction or series of transactions providing for the financing of assets through one or more securitizations or in connection with, or pursuant to, any synthetic lease or similar off-balance sheet financing, (j) the aggregate amount of uncollected accounts receivable of such Person subject at the time of determination to a sale of receivables (or similar transaction) to the extent such transaction is effected with recourse to such Person (whether or not such transaction would be reflected on the balance sheet of such Person in accordance with GAAP), (k) all Specified Securities and (l) all indebtedness referred to in clauses (a) through (k) above secured by any Lien on any property or asset owned or held by such Person regardless of whether the indebtedness secured thereby shall have been assumed by such Person or is nonrecourse to the credit of such Person.

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“Institutional Investor” means (a) any Holder of a 2014A Bond on the date hereof, (b) any Holder of a 2014A Bond holding (together with one or more of its affiliates) more than 5% of the aggregate principal amount of the 2014A Bonds then outstanding, (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form, and (d) any Related Fund of any Holder of any 2014A Bond.
“Lien” means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or capital lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).
“Material Adverse Effect” means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, (b) the ability of the Company to perform its obligations under the Indenture and the 2014A Bonds, or (c) the validity or enforceability of the Indenture and the 2014A Bonds.

“Material Credit Facility” means, as to the Company and its Subsidiaries,
(a)    the $75,000,000 Second Amended and Restated Credit Agreement among the Company, certain lenders identified therein and certain agents identified therein dated as of September 18, 2013 including any renewals, extensions, amendments, supplements, restatements, replacements or refinancing thereof (the “Credit Agreement”); and
(b)    any other agreement(s) creating or evidencing indebtedness for borrowed money entered into on or after the date of Closing by the Company or any Subsidiary of the Company, or in respect of which the Company or any Subsidiary of the Company is an obligor or otherwise provides a guarantee or other credit support (“Credit Facility”), in a principal amount outstanding or available for borrowing equal to or greater than $50,000,000 (or the equivalent of such amount in the relevant currency of payment, determined as of the date of the closing of such facility based on the exchange rate of such other currency); and if no Credit Facility or Credit Facilities equal or exceed such amounts, then the largest Credit Facility shall be deemed to be a Material Credit Facility.
“Multiemployer Plan” means any Plan that is a “multiemployer plan” (as such term is defined in section 4001(a)(3) of ERISA).
“OFAC Sanctions Program” means any economic or trade sanction that OFAC is responsible for administering and enforcing. A list of OFAC Sanctions Programs may be found at http://www.treasury.gov/resource‑center/sanctions/Programs/Pages/Programs.aspx.

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“Parent” means PNM Resources, Inc., a New Mexico corporation, together with its successors.
“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.
“Plan” means an “employee benefit plan” (as defined in section 3(3) of ERISA) subject to Title I of ERISA that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.
“Preferred Stock” means, with respect to any Person, all preferred Capital Stock issued by such Person in which the terms thereof do not require such Capital Stock to be redeemed or to make mandatory sinking fund payments.
“Related Fund” means, with respect to any Holder of any 2014A Bond, any fund or entity that (i) invests in securities or bank loans, and (ii) is advised or managed by such Holder, the same investment advisor as such Holder or by an Affiliate of such Holder or such investment advisor.
“Responsible Officer of the Company” means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of the matters set forth in the Indenture, as supplemented.
“Restrictive Legend” means the legend set forth on the form of the First Mortgage Bonds in Exhibit A hereto.
“Rule 144” means Rule 144 (or any successor rule) under the Securities Act.
“SEC” means the Securities and Exchange Commission of the United States, or any successor thereto.
“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.
“Senior Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of the Company.
“Specified Securities” means, with respect to any Person, (a) all preferred Capital Stock issued by such Person and required by the terms thereof to be redeemed or for which mandatory sinking fund payments are due, (b) all securities issued by such Person that contain two distinct components, typically medium-term debt and a forward contract for the issuance of common stock prior to the debt maturity, including such securities commonly referred to by their tradenames as “FELINE PRIDES”, “PEPS”, “HITS”, “SPACES” and “DECS” and generally

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referred to as “equity units” and (c) all other securities issued by such Person that are similar to those described in the forgoing clauses (a) and (b).
“Subsidiary” and “Subsidiaries” means, as to any Person, any other Person in which such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such second Person, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries (unless such partnership or joint venture can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Any reference to a Subsidiary of the Company herein shall not include a Subsidiary that is inactive, has minimal or no assets and does not generate revenues. Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Company.
“Total Assets” means all assets of the Company and its Subsidiaries as shown on its most recent quarterly consolidated balance sheet, as determined in accordance with GAAP.
“Voting Stock” means the Capital Stock of a Person that is then outstanding and normally entitled to vote in the election of directors and other securities of such Person convertible into or exercisable for such Capital Stock (whether or not such securities are then currently convertible or exercisable).

ARTICLE TWO

TITLE, FORM AND TERMS OF THE 2014A BONDS
Section 2.01 Title of the First Mortgage Bonds. This Sixth Supplemental Indenture hereby creates a series of Securities designated as the “4.03% First Mortgage Bonds, due 2024, Series 2014A” (the “2014A Bonds”). The 2014A Bonds shall be executed, authenticated and delivered in accordance with the provisions of, and, except as hereinafter provided, shall in all respects be subject to all of the terms, conditions and covenants of, the Indenture as supplemented by this Sixth Supplemental Indenture. For purposes of the Indenture, the 2014A Bonds shall constitute a single series of Securities and (subject to the limitations set forth in Article IV of the Original Indenture) shall be issued in an aggregate principal amount of $80,000,000.
Section 2.02 Form and Terms of the 2014A Bonds. The form and terms of the 2014A Bonds pursuant to the authority granted by this Sixth Supplemental Indenture in accordance with Sections 2.01 and 3.01 of the Original Indenture are set forth herein. The 2014A Bonds shall be issued in registered form without coupons in the denominations of $100,000 and integral multiples thereof, appropriately numbered and substantially in the form set forth in Exhibit A hereto. The terms of the 2014A Bonds contained in the form thereof set forth in Exhibit A

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hereto are hereby incorporated herein by reference and made a part hereof as if set forth in full herein.
The 2014A Bonds shall mature on July 1, 2024 and shall bear interest at the rate of 4.03% per annum (the “Coupon Rate”) from June 27, 2014 through Maturity, payable semi-annually on the first (1st) day of January and the first (1st) day of July in each year commencing January 1, 2015 (each such January 1 and July 1hereinafter called an “Interest Payment Date”) until the principal thereof is paid or made available for payment.

If any Interest Payment Date falls on a day that is not a Business Day, the Interest Payment Date will be the next succeeding Business Day (and no interest or other payment shall be payable in respect of any such delay, provided that any payment of principal of or Make-Whole Amount on any 2014A Bond (including principal due upon Maturity) that is due on a date that is not a Business Day shall be due and payable on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable at such next succeeding Business Day). Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.
The 2014A Bonds shall be payable as to principal, Make-Whole Amount, if any, and interest (including interest on overdue principal and on overdue installments of interest to the extent lawful) in any coin or currency of the United States of America which at the time of payment is legal tender for public and private debts, and shall be payable as provided for in the Indenture.
To the extent lawful, the Company shall pay interest on overdue principal and Make-Whole Amount, if any, at the Default Rate (instead of the Coupon Rate), from the day any such payment was due until the amount is paid or made available for payment and it shall pay interest on overdue installments of interest at the Default Rate (instead of the Coupon Rate) from the applicable Interest Payment Date until such interest is paid or made available for payment.

The interest so payable on any Interest Payment Date shall be paid to the Persons in whose names the 2014A Bonds are registered at the close of business on the regular record date for such Interest Payment Date, which shall be the fifteenth (15th) day of the month next preceding such Interest Payment Date (hereinafter called a “Regular Record Date”); except that if the Company shall default in the payment of any interest due on such Interest Payment Date, the Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on a date (herein called a “Special Record Date”) established to determine the Holders of record who will receive such Defaulted Interest (which shall be fixed in accordance with Section 3.07 of the Original Indenture), which Special Record Date shall not be more than fifteen (15) days or less than ten (10) days prior to the date proposed by the Company for payment of such Defaulted Interest.
Section 2.03.    Optional Prepayments with Make‑Whole Amount. The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part

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of, the 2014A Bonds, in an amount not less than 10% of the aggregate principal amount of the 2014A Bonds then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, together with accrued and unpaid interest thereon, and the Make‑Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give each Holder of 2014A Bonds written notice, with a copy to the Trustee, of each optional prepayment under this Section 2.03 not less than ten days and not more than sixty days prior to the date fixed for such prepayment unless the Company and the Holders of more than 50% of the principal amount of the 2014A Bonds then outstanding agree in writing to another time period. Each such notice shall specify such date (which shall be a Business Day), the aggregate principal amount of the 2014A Bonds to be prepaid on such date, the principal amount of each 2014A Bond held by such Holder to be prepaid (determined in accordance with Section 2.03(a)), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make‑Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each Holder of Bonds a certificate of a Senior Financial Officer specifying the calculation of such Make‑Whole Amount as of the specified prepayment date.
(a)    Allocation of Partial Prepayments. In the case of each partial prepayment of the 2014A Bonds pursuant to Section 2.03, the principal amount of the 2014A Bonds to be prepaid shall be allocated among all of the 2014A Bonds at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment, after giving effect to minimum authorized denominations of $100,000.
(b)    Maturity; Surrender, Etc.         In the case of each optional prepayment of 2014A Bonds pursuant to this Section 2.03, the principal amount of each 2014A Bond to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make‑Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make‑Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any 2014A Bond paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no 2014A Bond shall be issued in lieu of any prepaid principal amount of any 2014A Bond.
Section 2.04.    Purchase of Bonds. The Company will not and will not permit any Subsidiary of the Company to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding 2014A Bonds except (a) upon the payment or prepayment of the 2014A Bonds in accordance with this Sixth Supplemental Indenture and the 2014A Bonds or (b) pursuant to an offer to purchase made by the Company or a Subsidiary of the Company pro rata to the Holders of all 2014A Bonds at the time outstanding upon the same terms and conditions. Any such offer shall provide each Holder with sufficient information to enable it to make an informed decision with respect to such offer, and shall remain open for at least 10 Business Days. If the Holders of more than 50% of the principal amount of the 2014A Bonds then outstanding accept such offer, the Company shall promptly notify the remaining Holders of

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such fact and the expiration date for the acceptance by Holders of 2014A Bonds of such offer shall be extended by the number of days necessary to give each such remaining Holder at least 5 Business Days from its receipt of such notice to accept such offer. The Company will promptly cancel all 2014A Bonds acquired by it or any Subsidiary of the Company pursuant to any payment, prepayment or purchase of 2014A Bonds pursuant to this Sixth Supplemental Indenture and no 2014A Bonds may be issued in substitution or exchange for any such 2014A Bonds.
Section 2.05.    Make‑Whole Amount.
“Make‑Whole Amount” means, with respect to any 2014A Bond, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such 2014A Bond over the amount of such Called Principal, provided that the Make‑Whole Amount may in no event be less than zero. For the purposes of determining the Make‑Whole Amount, the following terms have the following meanings:
“Called Principal” means, with respect to any 2014A Bond, the principal of such 2014A Bond that is to be prepaid pursuant to Section 2.03 or Section 2.07 or is declared to be due and payable pursuant to Section 10.02 of the Original Indenture.
“Discounted Value” means, with respect to the Called Principal of any 2014A Bond, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the 2014A Bonds is payable) equal to the Reinvestment Yield with respect to such Called Principal.
“Reinvestment Yield” means, with respect to the Called Principal of any 2014A Bond, 0.50% over the yield to maturity implied by the yield(s) reported as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on‑the‑run U.S. Treasury securities (“Reported”) having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. If there are no such U.S. Treasury securities Reported having a maturity equal to such Remaining Average Life, then such implied yield to maturity will be determined by (a) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between the yields Reported for the applicable most recently issued actively traded on‑the‑run U.S. Treasury securities with the maturities (1) closest to and greater than such Remaining Average Life and (2) closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the 2014A Bond.
If such yields are not Reported or the yields Reported as of such time are not ascertainable (including by way of interpolation), then “Reinvestment Yield” means, with respect to the Called Principal of any 2014A Bond, 0.50% over the yield to maturity implied by the U.S. Treasury constant maturity yields reported, for the latest day for which such yields have

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been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for the U.S. Treasury constant maturity having a term equal to the Remaining Average Life of such Called Principal as of such Settlement Date. If there is no such U.S. Treasury constant maturity having a term equal to such Remaining Average Life, such implied yield to maturity will be determined by interpolating linearly between (1) the U.S. Treasury constant maturity so reported with the term closest to and greater than such Remaining Average Life and (2) the U.S. Treasury constant maturity so reported with the term closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable 2014A Bond.
“Remaining Average Life” means, with respect to any Called Principal, the number of years obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years, computed on the basis of a 360‑day year composed of twelve 30‑day months and calculated to two decimal places, that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.
“Remaining Scheduled Payments” means, with respect to the Called Principal of any 2014A Bond, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the 2014A Bonds, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 2.03 or Section 2.07 or is declared to be due and payable pursuant to Section 10.02 of the Original Indenture.
“Settlement Date” means, with respect to the Called Principal of any 2014A Bond, the date on which such Called Principal is to be prepaid pursuant to Section 2.03 or Section 2.07 or is declared to be due and payable pursuant to Section 10.02 of the Original Indenture.
2.06 Change in Control.
(a)     Notice of Change in Control. The Company will, within thirty (30) Business Days after the occurrence of any Change in Control, give written notice (the “Change in Control Notice”) of such Change in Control to each Holder of 2014A Bonds, with a copy to the Trustee. Such Change in Control Notice shall contain and constitute an offer to prepay the 2014A Bonds as described in Section 2.06(b) hereof and shall be accompanied by the certificate described in Section 2.06(e).
(b)    Offer to Prepay Bonds. The offer to prepay 2014A Bonds contemplated by Section 2.06(a) shall be an offer to prepay, in accordance with and subject to this Section 2.06, all, but not less than all, the 2014A Bonds held by each Holder (in this case only, “Holder” in respect of

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any 2014A Bond registered in the name of a nominee for a disclosed beneficial owner shall mean such beneficial owner) on a date (which shall be a Business Day) specified in such Change in Control Notice (the “Proposed Prepayment Date”). Such date shall be not fewer than thirty (30) days and not more than sixty (60) days after the date of delivery of the Change in Control Notice.
(c)    Acceptance; Rejection. Any Holder of 2014A Bonds may accept or reject the offer to prepay made pursuant to this Section 2.06 by causing a notice of such acceptance or rejection to be delivered to the Company not fewer than then (10) days prior to the Proposed Prepayment Date. A failure by a Holder of 2014A Bonds to respond to an offer to prepay made pursuant to this Section 2.06 shall be deemed to constitute a rejection of such offer by such Holder.
(d)    Prepayment. Prepayment of the 2014A Bonds to be prepaid pursuant to this Section 2.06 shall be at 100% of the principal amount of the 2014A Bonds together with accrued and unpaid interest thereon but without any Make-Whole Amount or other premium. The prepayment shall be made on the Proposed Prepayment Date.
(e)    Company Certificate. Each Change in Control Notice delivered pursuant to Section 2.06(a) shall be accompanied by a certificate, executed by a Senior Financial Officer and dated the date of delivery of the Change in Control Notice, stating:  (i) the Proposed Prepayment Date; (ii) that such offer is made pursuant to this Section 2.06; (iii) the principal amount of each 2014A Bond offered to be prepaid (which shall be 100% of the outstanding principal balance of each such 2014A Bond); (iv) the amount of accrued interest that would be due and payable on each 2014A Bond offered to be prepaid, accrued to the Proposed Prepayment Date; (v) that the conditions of this Section 2.06 required to be fulfilled prior to the giving of notice have been fulfilled; and (vi) in reasonable detail, a general description of the events that resulted in, and date of occurrence of, the Change in Control.
2.07 Bond Repurchase Event
On the Bond Repurchase Date, the Company shall repurchase (the “Bond Repurchase Requirement”) the 2014A Bonds for a purchase price equal to the aggregate principal amount of the 2014A Bonds then Outstanding, all accrued and unpaid interest thereon, and the Make‑Whole Amount determined for the Bond Repurchase Date with respect to such principal amount (the “Bond Repurchase Amount”). On the Bond Repurchase Date, the Company will deposit with the Trustee immediately available funds in an amount equal to the Bond Repurchase Amount and the Trustee shall pay such amount as soon as practicable after receipt thereof to the Holders of such 2014A Bonds. Payment of a Bond Repurchase Amount shall be deemed to satisfy and discharge in full the principal of, and Make-Whole Amount, and accrued and unpaid interest on, the 2014A Bonds.
The Company’s obligation to satisfy a Bond Repurchase Requirement shall be mandatory upon the occurrence of a Bond Repurchase Event.
Any Bonds surrendered to the Trustee in connection with a Bond Repurchase Requirement shall promptly be cancelled in accordance with Section 3.09 of the Original Indenture.

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For the purposes of this Section 2.07, the following terms will have the meanings set forth below:
“Bond Repurchase Date” means the date of the occurrence of a Bond Repurchase Event while any of the 2014A Bonds are Outstanding.
A “Bond Repurchase Event” shall exist if any of the conditions or events described in any of paragraphs (1) through (7) below shall be continuing fifteen (15) days following the first to occur of (i) a Responsible Officer of the Company obtaining actual knowledge of such occurrence or (ii) the Company’s receipt of a written notice from any Holder of a 2014A Bond of such occurrence:
(1) Terrorism Sanctions Regulations. The Company does or permits any Controlled Entity (a) to become (including by virtue of being owned or controlled by a Blocked Person), own or control a Blocked Person or any Person that is the target of sanctions imposed by the United Nations or by the European Union, or (b) directly or indirectly to have any investment in or engage in any dealing or transaction (including, without limitation, any investment, dealing or transaction involving the proceeds of the 2014A Bonds) with any Person if such investment, dealing or transaction (i) would cause any Holder of the 2014A Bonds to be in violation of any law or regulation applicable to such Holder, or (ii) is prohibited by or subject to sanctions under any U.S. Economic Sanctions, or (c) engages, or any Affiliate of either engages, in any activity that could subject such Holder to sanctions under CISADA or any similar law or regulation with respect to Iran or any other country that is subject to U.S. Economic Sanctions.

(2) Sale or Lease of Assets. The Company sells, leases, transfers or otherwise disposes of, any of its assets (including, without limitation, all or substantially all of its assets, whether in one transaction or a series of related transactions) except (a) sales or other transfers of assets for fair value, if the aggregate value of all such transactions in any calendar year, does not exceed 25% of the book value of Total Assets of the Company, as calculated as of the end of the most recent Fiscal Quarter, and (b) sales, leases, transfers or other dispositions, at less than fair value, of any other assets of the Company and its Subsidiaries, provided that the aggregate book value of such assets shall not exceed $25,000,000 in any calendar year.

(3) Debt Capitalization. The ratio of (i) Consolidated Indebtedness of the Company to (ii) Consolidated Capitalization of the Company is greater than 0.65 to 1.0.

(4) Financial and Business Information. The Company fails to deliver to each Holder of 2014A Bonds that is an Institutional Investor the documents set forth below in paragraphs (a) Quarterly Statements, (b) Annual Statements, (c) SEC and other Reports (if any), (d) Notice of Event of Default or Bond Repurchase Event (if any), and (e) ERISA Matters (if any) by either (i) within the time periods set forth in such paragraphs (a), (b), (c), (d) and (e) (x) delivering paper copies, to the address, if any, specifically designated therefore by such Holder pursuant to Section 2.08, by telecopy, hand-delivery, or by overnight courier or (y) delivering electronic copies by email or (ii) with respect to the documents set forth in paragraphs (a), (b) and (c), giving written notice within fifteen (15) Business Days after the timely filing on EDGAR or posting on its home page or on its Parent’s home page on the internet or on Intralinks or on any

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similar website to which each Holder of the 2014A Bonds has free access, by the Company of a Form 10-K (or such annual financial statements satisfying the requirements of paragraph (b) below), Form 10-Q (or such quarterly financial statements satisfying the requirements of paragraph (a) below), Form 8-K or any proxy statement, as the case may be:

(a)    Quarterly Statements — within sixty (60) days (or such shorter period as is the earlier of (x) fifteen (15) days greater than the period applicable to the filing of the Company’s Quarterly Report on Form 10‑Q (the “Form 10‑Q”) with the SEC regardless of whether the Company is subject to the filing requirements thereof and (y) the date by which such financial statements are required to be delivered under any Material Credit Facility or the date on which such corresponding financial statements are delivered under any Material Credit Facility if such delivery occurs earlier than such required delivery date) after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of
(i)    a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter, and
(ii)    consolidated statements of income, changes in shareholders’ equity and cash flows of the Company and its Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year‑end adjustments, provided that delivery within the time period specified above of copies of the Company’s Form 10‑Q prepared in compliance with the requirements therefor and filed with the SEC shall be deemed to satisfy the requirements of this paragraph (a)- Quarterly Statements;
(b)    Annual Statements — within one hundred twenty (120) days (or such shorter period as is the earlier of (x) fifteen (15) days greater than the period applicable to the filing of the Company’s Annual Report on Form 10‑K (the “Form 10‑K”) with the SEC regardless of whether the Company is subject to the filing requirements thereof and (y) the date by which such financial statements are required to be delivered under any Material Credit Facility or the date on which such corresponding financial statements are delivered under any Material Credit Facility if such delivery occurs earlier than such required delivery date) after the end of each fiscal year of the Company, duplicate copies of

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(i)    a consolidated balance sheet of the Company and its Subsidiaries as at the end of such year, and
(ii)    consolidated statements of income, changes in shareholders’ equity and cash flows of the Company and its Subsidiaries for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon (without a “going concern” or similar qualification or exception and without any qualification or exception as to the scope of the audit on which such opinion is based) of independent public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, provided that the delivery within the time period specified above of the Company’s Form 10‑K for such fiscal year (together with the Company’s annual report to shareholders, if any, prepared pursuant to Rule 14a‑3 under the Securities Exchange Act of 1934) prepared in accordance with the requirements therefor and filed with the SEC, shall be deemed to satisfy the requirements of this paragraph (b)-Annual Statements;
(c)    SEC and Other Reports — promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by the Company or any Subsidiary of the Company to its principal lending banks as a whole (excluding information sent to such banks in the ordinary course of administration of a bank facility, such as information relating to pricing and borrowing availability) or to its public securities holders generally, and (ii) each regular or periodic report, each registration statement that shall have become effective (without exhibits except as expressly requested by such Holder), and each final prospectus and all amendments thereto filed by the Company or any Subsidiary of the Company with the SEC;
(d)    Notice of Event of Default or Bond Repurchase Event — promptly, and in any event within five (5) Business Days after a Responsible Officer of the Company becomes aware of the existence of any Event of Default or any Bond Repurchase Event, a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto; and
        (e)    ERISA Matters — promptly, and in any event within ten (10) Business Days after a Responsible Officer of the Company becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

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(i)    with respect to any Plan, any reportable event, as defined in section 4043(c) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof if such event would reasonably be expected to result in a Material Adverse Effect; or
(ii)    the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or
(iii)    any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, would reasonably be expected to have a Material Adverse Effect.
(5) Officer’s Certificate. The Company fails to deliver to each Holder of 2014A Bonds that is an Institutional Investor, in the manner and at the time periods set forth above in paragraph 4(a)-Quarterly Statements and paragraph 4(b)-Annual Statements, a certificate of a Senior Financial Officer certifying that such Senior Financial Officer has reviewed the relevant terms of this Sixth Supplemental Indenture and of the Indenture and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes an Event of Default or Bond Repurchase Event or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.
(6) Material Credit Facilities. With respect to any Material Credit Facility (a) the Company or any Subsidiary of the Company defaults in the payment of any principal of or premium or make-whole amount or interest that is outstanding in an aggregate principal amount of at least $20,000,000 beyond any period of grace with respect thereto, or (b) the Company or any Subsidiary of the Company is in default in the performance of or compliance with any term of any Material Credit Facility in an aggregate outstanding principal amount of at least $20,000,000 or any other condition exists, and as a consequence of such default such Material Credit Facility has become, or has been declared (or one or more Persons are entitled to declare such Material Credit Facility to be), due and payable before its stated maturity or before its

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regularly scheduled dates of payment, or (c) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder or lender of any Material Credit Facility to convert such indebtedness into equity interests), (i) the Company or any Subsidiary of the Company has become obligated to purchase or repay such indebtedness before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $20,000,000, or (ii) one or more Persons have the right to require the Company or any Subsidiary of the Company so to purchase or repay such indebtedness.

(7) Material Misrepresentation. Any representation or warranty made in writing by or on behalf of the Company in this Sixth Supplemental Indenture or in any writing furnished to the Holders of the 2014A Bonds in connection with the 2014A Bonds proves to have been false or incorrect in any material respect on the date made.
Section 2.08    Intentionally Omitted.

    Section 2.09    Payment on Bonds.
(a)    Place of Payment. Subject to Section 2.09(b), payments of principal, Make‑Whole Amount, if any, and interest due and payable on the 2014A Bonds shall be made in Los Angeles, California at the principal corporate trust office of Union Bank, N.A. in such city. The Company may at any time, by notice to each Holder of a 2014A Bond, change the place of payment of the 2014A Bonds so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such city.
(b)    Home Office Payment. With respect to all Holders of the 2014A Bonds on the date hereof and any Institutional Investor that subsequently becomes a Holder of a 2014A Bond and complies with the provisions of this Section 2.09(b), all sums becoming due on the 2014A Bonds for principal, Make‑Whole Amount, if any, interest and all other amounts due hereunder to each Holder of a 2014A Bond shall be paid to each such Holder by the method and at the address of such Holder in the Security Register, without the presentation or surrender of such 2014A Bond or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any 2014A Bond, such Holder shall surrender such Bond for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 2.09(a). Prior to any sale, transfer or other disposition of any 2014A Bond held on the date hereof by a Holder or its nominee, such Holder will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such 2014A Bond to the Company in exchange for a new 2014A Bond or 2014A Bonds pursuant to Section 3.05 of the Original Indenture.
Section 2.10    Consent in Contemplation of Transfer. Any consent given pursuant to Section 14.02 of the Original Indenture by a Holder of a 2014A Bond that has transferred or has agreed to transfer its 2014A Bond to the Company, any Subsidiary of the Company or any

199277.16

Affiliate of the Company in connection with such consent shall be void and of no force or effect except solely as to such Holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other Holders of 2014A Bonds that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such Holder.

Section 2.11 Restrictions on Transfer. The 2014A Bonds and any related documents may be amended or supplemented from time to time by the Company without the consent of any Holder to modify the restrictions on and procedures for resales and other transfers of the 2014A Bonds to reflect any change in applicable law or regulation (or the interpretation thereof) or in practices relating to the resale or transfer of restricted securities generally. Holders of the 2014A Bonds are deemed by the acceptance of such 2014A Bonds to have agreed to any such amendment or supplement.

The Company shall issue a 2014A Bond that does not bear the Restrictive Legend in replacement of a 2014A Bond bearing the Restrictive Legend at the request of any Holder following such request if (i) the Holder shall have obtained an opinion of counsel reasonably acceptable to the Company in form and substance reasonably satisfactory to the Company to the effect that the First Mortgage Bond may lawfully be disposed of without registration, qualification or legend pursuant to Rule 144, or (ii) the Holder sells or otherwise transfers the First Mortgage Bond pursuant to Rule 144 or an effective registration statement.

Section 2.12 Sinking Fund. The 2014A Bonds are not subject to any sinking fund.

Section 2.13 Calculations, etc. The Trustee may conclusively presume that no optional prepayment pursuant to Section 2.03, Change in Control or Bond Repurchase Event shall have occurred unless and until a Responsible Officer of the Trustee shall have received at the Corporate Trust Office of the Trustee a certificate executed by a Senior Financial Officer specifying the following:

1. in the case of an optional prepayment pursuant to Section 2.03, the name of each Holder to which such payments will be made, the amount of each such payment (including the applicable Make-Whole Amount and accrued interest), and the date of such payment and;

2. in the case of a Change of Control, the name of each Holder that accepts the related offer to prepay, the amount of each such payment (including accrued interest), and the date of such payment; and

3. in the case of a Bond Repurchase Event, the name of each Holder to which the Bond Repurchase Amount has been paid, the amount of such Bond Repurchase Amount payment and the date of such payment.

The Trustee shall be under no duty to inquire into, may conclusively presume the correctness of, shall be fully protected in relying upon the Company’s calculation of any optional prepayment amount, Change in Control repurchase payment or Bond Repurchase Amount,

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including interest and, if and to the extent applicable, any Make-Whole Amount, and shall have no responsibility for such calculation.

ARTICLE THREE

ISSUANCE OF THE 2014A BONDS

Section 3.01 Authentication. The 2014A Bonds in the aggregate principal amount of Eighty Million Dollars ($80,000,000) may forthwith be executed by the Company and delivered to the Trustee and shall be authenticated and delivered by the Trustee (either before or after the filing or recording hereof) pursuant to and in accordance with a Company Order delivered pursuant to, and upon compliance by the Company with the other applicable provisions and requirements of, Article IV of the Original Indenture.

ARTICLE FOUR

MISCELLANEOUS PROVISIONS

Section 4.01 Utility and Transmitting Utility.  The Company is a utility as defined in Section 261.001(a) of the Texas Business and Commerce Code (the “TBCC”). The Company intends to subject the Original Indenture, as heretofore supplemented and as supplemented by this Sixth Supplemental Indenture, to the requirements and benefits of Chapter 261 of the TBCC. The perfection of and notice provided by the Original Indenture, as heretofore supplemented and as supplemented by this Sixth Supplemental Indenture, under Section 261.004 of the TBCC with respect to the interest in property granted as security thereunder shall be effective from its date of deposit for filing until and to the extent such interest in property is released by the filing of a termination statement or a release of such interest in property, in each case signed or authorized in writing by the Trustee, and no renewal, refiling or continuation statement shall be required to continue such effectiveness.  The Company is also a transmitting utility as defined in Section 9.102 of the TBCC.  The Original Indenture, as heretofore supplemented and as supplemented by this Sixth Supplemental Indenture, shall remain effective as (a) a financing statement until a termination statement is filed, as provided in Section 9.515(f) of the TBCC, and (b) a financing statement filed as a fixture filing until the Original Indenture (as heretofore supplemented and as supplemented by this Sixth Supplemental Indenture) is released in full or satisfied of record or its effectiveness otherwise terminates as to the real property covered thereby, as provided in Section 9.515(g) of the TBCC.

Section 4.02 Ratification. The Indenture, as supplemented by this Sixth Supplemental Indenture, is in all respects ratified and confirmed, and this Sixth Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

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Section 4.03 Trustee. The Trustee hereby accepts the trust hereby declared and provided, and agrees to perform the same upon the terms and conditions set forth in the Indenture, as supplemented by this Sixth Supplemental Indenture. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Sixth Supplemental Indenture or of the 2014A Bonds or the due execution hereof or thereof by the Company or for or in respect of the recitals contained herein or therein (except the Trustee’s certificate of authentication thereon) or the statements contained in Section 4.01, all of which recitals and statements are made by the Company solely.

Section 4.04 Governing Law. This Sixth Supplemental Indenture and the 2014A Bonds shall be governed by and construed in accordance with the law of the State of New York (including without limitation Section 5-1401 of the New York General Obligations Law or any successor to such statute), except to the extent that the Trust Indenture Act would be applicable were this Sixth Supplemental Indenture qualified under the Trust Indenture Act and except to the extent that the law of any other jurisdiction shall mandatorily govern the creation, perfection, priority or enforcement of the Lien of the Indenture, as supplemented by the Sixth Supplemental Indenture or the exercise of remedies with respect to the Mortgaged Property.
Section 4.05 Counterparts. The Sixth Supplemental Indenture referred to herein is an indenture supplemental to the Indenture. This Sixth Supplemental Indenture may be simultaneously executed in any number of counterparts, each of which when so executed shall be deemed to be an original; but such counterparts shall together constitute but one and the same instrument.

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IN WITNESS WHEREOF, said TEXAS-NEW MEXICO POWER COMPANY has caused this Sixth Supplemental Indenture to be executed on its behalf and said UNION BANK, N.A., as Trustee as aforesaid, in evidence of its acceptance of the trust hereby created, has caused this Sixth Supplemental Indenture to be executed on its behalf, to be effective as of the 27th day of June, 2014.

TEXAS-NEW MEXICO POWER COMPANY
By:
Name:
Title:

ACKNOWLEDGMENT:

STATE OF __________        §

§

COUNTY OF _____________    §

This instrument was acknowledged before me on this __ day of June, 2014, by _______________, _______________ of TEXAS-NEW MEXICO POWER COMPANY, a Texas corporation, on behalf of said corporation.

_____________________________________
Notary Public in and for the State of
__________

S-1

[Signature Page to Fifth Supplemental Indenture to
First Mortgage Indenture of Texas-New Mexico Power Company]

UNION BANK, N.A., as Trustee
By:
Name:
Title:

ACKNOWLEDGMENT:

STATE OF _____________        §

§

COUNTY OF _____________    §

This instrument was acknowledged before me on this __ day of June, 2014 by ________, ____________ of UNION BANK, N.A., a national banking association, on behalf of said association.

_____________________________________
Notary Public in and for the State of _______

S-2

[Signature Page to Sixth Supplemental Indenture to
First Mortgage Indenture of Texas-New Mexico Power Company]

Exhibit A
[FORM OF 4.03% FIRST MORTGAGE BOND, DUE 2024, SERIES 2014A]

THIS BOND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OF THE UNITED STATES OF AMERICA AND MAY NOT BE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT, EXCEPT UNDER CIRCUMSTANCES WHERE NEITHER SUCH REGISTRATION NOR SUCH EXEMPTION IS REQUIRED BY LAW.

TEXAS-NEW MEXICO POWER COMPANY

(Incorporated under the laws of the State of Texas)

4.03% First Mortgage Bond, due 2024, Series 2014A

No.                                         [Date]
$[________]                                    PPN: 882884 A*0

TEXAS-NEW MEXICO POWER COMPANY, a corporation organized and existing under the laws of the State of Texas (hereinafter called the “Company”, which term shall include any Successor Corporation under the Indenture), for value received, hereby promises to pay to _____________________, or registered assigns, on July 1, 2024, the principal sum of [___________ dollars ($________)] (or so much thereof as shall not have been prepaid), in any coin or currency of the United States of America which at the time of payment is legal tender for public and private debts, and to pay interest on said principal sum in like coin or currency from the date hereof, or from the most recent January 1 or July 1 to which interest has been paid or duly provided for, at the rate of four and three one-hundredths percent (4.03%) per annum (the “Coupon Rate”), payable semi-annually, on the first (1st) day of January and first (1st) day of July in each year, commencing January 1, 2015 (each an “Interest Payment Date”), until Maturity. To the extent permitted by law, the Company shall pay interest on any overdue principal or Make-Whole Amount, if any, at the Default Rate (instead of the Coupon Rate), from the day such principal or Make-Whole Amount was due until

Schedule C Ex. A-1

paid or made available for payment and it shall pay interest on any overdue installments of interest at the Default Rate (instead of the Coupon Rate), from the applicable Interest Payment Date until such interest is paid or made available for payment. For purposes of the Sixth Supplemental Indenture and this Security, the term “interest” shall be deemed to include interest provided for in the first and second immediately preceding sentences. If any Interest Payment Date falls on a day that is not a Business Day then payment of interest payable on such date will be made on the next succeeding Business Day (and no interest or other payment shall be payable in respect of any such delay, provided that any payment of principal of or Make-Whole Amount on this Security (including principal due upon Maturity) that is due on a date that is not a Business Day shall be due and payable on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable at such next succeeding Business Day). Interest will be computed on the basis of a 360 day year consisting of twelve (12) thirty (30) day months.
The interest so payable on any Interest Payment Date will, subject to certain exceptions provided in such Indenture, be paid to the Person in whose name this Security is registered at the close of business on the Regular Record Date for such Interest Payment Date, which shall be the fifteenth (15th) day of the month next preceding such Interest Payment Date; except that if the Company shall default in the payment of any interest due on such Interest Payment Date, such defaulted interest shall be paid to the Holder of this Security as of the close of business on a date selected by the Trustee (in accordance with Section 3.07 of the Indenture) (a “Special Record Date”), which Special Record Date shall not be more than fifteen (15) days or less than ten (10) days prior to the date proposed by the Company for payment of such defaulted interest.

Principal of, and Make-Whole Amount (if any) and interest on this Security are payable at the corporate trust office or agency of the Trustee, in Los Angeles, California, as Paying Agent for the Company; provided however, that the Company may at any time, by notice to the Holder of this Security, change the place of payment so long as the place of payment shall be either the principal office of the Company in such city or the principal office of a bank or trust company in such city and further provided that if the Holder of this Security shall have specified by written notice to the Company an address and reasonable method for such payment pursuant to and in compliance with Section 2.09(b) of the Sixth Supplemental Indenture, the Company shall make such payment at the address and by the reasonable method set forth in such written notice.

This Security is subject to (1) prepayment at the option of the Company in whole at any time, or in part from time to time, (2) prepayment in whole at the option of the Holder hereof in connection with a Change in Control and (3) mandatory repurchase in whole upon the occurrence of a Bond Repurchase Event, in each case at the times, in the amounts and upon the terms specified in Sections 2.03, 2.06 and 2.07, respectively, of the Sixth Supplemental Indenture. This Security is not otherwise subject to optional redemption.

The provisions of this Security are continued on the reverse hereof, and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

Schedule C Ex. A-2

This Security shall not be entitled to any benefit under the Indenture or any indenture supplemental thereto, or be valid or obligatory for any purpose, unless Union Bank N.A., the Trustee under the Indenture, or a successor trustee thereto under the Indenture, shall have manually signed the certificate of authentication endorsed hereon.

IN WITNESS WHEREOF, TEXAS-NEW MEXICO POWER COMPANY has caused the signature of its duly authorized officer to be hereto affixed.

Dated: ____________

By:	TEXAS-NEW MEXICO POWER COMPANY
Name:
Title:

Schedule C Ex. A-3

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture, as supplemented and amended, including as supplemented by the Sixth Supplemental Indenture.

By:	UNION BANK, N.A., as Trustee
Authorized Officer

Schedule C Ex. A-4

[FORM OF REVERSE OF
4.03% FIRST MORTGAGE BOND, DUE 2024, SERIES 2014A]

This Security is one of a duly authorized issue of Securities of the Company (herein called the “First Mortgage Bonds”), unlimited in aggregate principal amount, of the series hereinafter specified, all issued and to be issued under and equally secured by an indenture, dated as of March 23, 2009, executed by the Company to Union Bank, N.A. (successor to The Bank of New York Mellon Trust Company, N.A.) (herein called the “Trustee”) (said indenture being herein called the “Indenture”), to which Indenture and all indentures supplemental thereto (including the Sixth Supplemental Indenture hereinafter referred to) reference is hereby made for a description of the properties mortgaged and pledged, the nature and extent of the security, the rights of the registered owners of the First Mortgage Bonds and of the Trustee in respect thereto, and the terms and conditions upon which the First Mortgage Bonds are, and are to be, secured, and for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the First Mortgage Bonds and of the terms upon which the First Mortgage Bonds are, and are to be, authenticated and delivered. To the extent permitted by, and as provided in, the Indenture, modifications or alterations of the Indenture, or of any indenture supplemental thereto, and of the rights and obligations of the Company and of the Holders of the First Mortgage Bonds may be made, in certain cases without the consent of the Holders of the First Mortgage Bonds, as set forth in Section 14.01 of the Indenture, and otherwise with the consent of the Company by an affirmative vote of not less than a majority in amount of the First Mortgage Bonds entitled to vote then outstanding, at a meeting of Holders of the First Mortgage Bonds called and held as provided in the Indenture, or by an affirmative vote of not less than a majority in amount of the First Mortgage Bonds of any series entitled to vote then outstanding and affected by such modifications or alterations, in case one or more but less than all of the series of First Mortgage Bonds then outstanding under the Indenture are so affected; provided, however, that no such modifications or alterations shall be made which will affect the terms of payment of the principal of, or interest on, this Security, which are unconditional. The First Mortgage Bonds may be issued in series, for various principal sums, may mature at different times, may bear interest at different rates and may otherwise vary as provided in the Indenture. This Security is one of a series designated as “4.03% First Mortgage Bonds, due 2024, Series 2014A” of the Company, issued under and secured by the Indenture and all indentures supplemental thereto and described in an indenture supplemental thereto (herein called the “Sixth Supplemental Indenture”), dated as of June 27, 2014, executed by the Company to the Trustee.
The Company, at its option, may redeem all, or from time to time, any part of the First Mortgage Bonds of this series on not less than 10 days nor more than 60 days notice by first-class mail, postage prepaid as provided in the Indenture at a Redemption Price equal to the sum of the principal amount so prepaid plus the Make-Whole Amount as defined in the Sixth Supplemental Indenture and upon the other terms and conditions therein and in the Indenture provided.

The Trustee shall be under no duty to inquire into, may conclusively presume the correctness of, shall be fully protected in relying upon the Company’s calculation of any optional prepayment amount, Change in Control repurchase payment or Bond Repurchase Amount,

Schedule C Ex. A-5

including interest and, if and to the extent applicable, any Make-Whole Amount, and shall have no responsibility for such calculation.

In the event of prepayment of the First Mortgage Bonds of this series in part only, a new Security of First Mortgage Bonds of this series and of like tenor for the non-prepaid portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.
The Indenture contains provisions for satisfaction and discharge of the entire indebtedness of the First Mortgage Bonds of this series.

In case an Event of Default shall occur, the principal of all the First Mortgage Bonds at any such time Outstanding under the Indenture may be declared or may become due and payable, upon the conditions and in the manner and with the effect provided in the Indenture. The Indenture provides that such declaration may in certain events be waived by the Holders of a majority in principal amount of the First Mortgage Bonds outstanding. In the event of any declaration of acceleration of the maturity of the First Mortgage Bonds, the amount due and payable on this Security (and for all outstanding First Mortgage Bonds of this series) shall consist of the unpaid principal and accrued and unpaid interest thereon plus the Make-Whole Amount (as defined in Section 2.05 of the Sixth Supplemental Indenture), which Make-Whole Amount shall be determined as of the date of such declaration.

No recourse shall be had for the payment of the principal of, or Make-Whole Amount, if any, or the interest on, this Security, or for any claim based hereon or on the Indenture or any indenture supplemental thereto, against any incorporator, or against any stockholder, director or officer, past, present or future, of the Company, as such, or of any predecessor or successor corporation, either directly or through the Company or any such predecessor or successor corporation, whether for amounts unpaid on stock subscriptions or by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability, whether at common law, in equity, by any constitution, statute or otherwise, of incorporators, stockholders, directors or officers being released by every owner hereof by the acceptance of this First Mortgage Bond and as part of the consideration for the issue hereof, and being likewise released by the terms of the Indenture.

This Security is transferable by the registered owner hereof, in person or by duly authorized attorney, on the books of the Company to be kept for that purpose as provided for in the Indenture upon surrender and cancellation of this Security and on presentation of a duly executed written instrument of transfer, and thereupon a new Security of the same series of First Mortgage Bonds, of the same aggregate principal amount and in authorized denominations will be issued to the transferee or transferees in exchange therefor; and this Security, with or without others of like series, may in like manner be exchanged for one or more new First Mortgage Bonds of the same series of other authorized denominations but of the same aggregate principal amount; all upon payment of the charges and subject to the terms and conditions set forth in the Indenture.

Schedule C Ex. A-6

This Security shall be subject to certain restrictions on transfer as set forth in the Indenture and the Sixth Supplemental Indenture.

This Security shall be governed by, and construed in accordance with, the laws of the State of New York) (including without limitation Section 5-1401 of the New York General Obligations Law or any successor to such statute), except to the extent that the Trust Indenture Act would be applicable were the Sixth Supplemental Indenture qualified under the Trust Indenture Act and except to the extent that the law of any other jurisdiction shall mandatorily govern the creation, perfection, priority or enforcement of the Lien of the Indenture, as supplemented by all indentures supplemental thereto (including the Sixth Supplemental Indenture), or the exercise of remedies with respect to the Mortgaged Property.

All capitalized terms used but not defined in this Security shall have the meanings assigned to them in the Indenture or the Sixth Supplemental Indenture, as applicable.

Schedule C Ex. A-7